UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

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Genie Energy Ltd.
 (Name of Registrant as Specified In Its Charter)

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GENIE ENERGY LTD.
550 Broad Street
Newark, New Jersey 07102
(973) 438-3500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:30 a.m., local time, on Wednesday, May 7, 2014.

PLACE:	Marriott Courtyard Newark Downtown, 858 Broad Street, Newark, NJ 07102.
ITEMS OF BUSINESS:	1.	To elect five directors, each for a term of one year.
	2.	To approve the grant of options to purchase shares of Class B common stock of the Company to Howard S. Jonas, Chairman and Chief Executive Officer of the Company.

	3.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending December 31, 2014.

	4.	To transact other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a stockholder of record on March 14, 2014.

PROXY VOTING:	You can vote either in person at the Annual Meeting or by proxy without attending the meeting. See details under the heading “How do I Vote?”

ANNUAL MEETING ADMISSION:
If you are a stockholder of record, a form of personal photo identification must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of March 14, 2014 with you to the Annual Meeting, as well as a form of personal photo identification.

ANNUAL MEETING DIRECTIONS:	You may request directions to the Annual Meeting via email at invest@genie.com or by calling Genie Investor Relations at (973) 438-3848.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE GENIE ENERGY LTD.
STOCKHOLDERS MEETING TO BE HELD ON MAY 7, 2014: The Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report are available at:
www.genie.com/ir

BY ORDER OF THE BOARD OF DIRECTORS

Joyce Mason
Corporate Secretary

Newark, New Jersey
April 11, 2014

GENIE ENERGY LTD.
550 Broad Street
Newark, New Jersey 07102
(973) 438-3500

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is being furnished to the stockholders of record of Genie Energy Ltd., a Delaware corporation (the “Company” or “Genie”) as of the close of business on March 14, 2014, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 7, 2014 at 10:30 a.m., local time, at the Marriott Courtyard Newark Downtown, 858 Broad Street, Newark, NJ 07102.  The shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), Class B common stock, par value $0.01 per share (“Class B Common Stock”) and the Series 2012-A Preferred Stock (“Preferred Stock”) present at the Annual Meeting or represented by the proxies received by telephone, Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on or about April 14, 2014.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company’s Class A Common Stock, Class B Common Stock and Preferred Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on Friday, March 14, 2013, has been fixed as the record date (the “Record Date”) for determining the holders of shares of Class A Common Stock, Class B Common Stock and Preferred Stock entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had 23,257,475, shares issued and outstanding and entitled to vote at the Annual Meeting, consisting of 1,574,326 shares of Class A Common Stock, 19,765,182 shares of Class B Common Stock and 1,917,967 shares of Preferred Stock.

Stockholders are entitled to three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock and each share of Preferred Stock held by them. The holders of Class A Common Stock, Class B Common Stock and Preferred Stock will vote as a single body on all matters presented to the stockholders. There are no dissenters’ rights of appraisal in connection with any proposal.

How do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the meeting.

Beneficial holders of the Company’s Class A Common Stock, Class B Common Stock and Preferred Stock as of the Record Date whose stock is held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Annual Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are three convenient methods for holders of record to direct their vote by proxy without attending the Annual Meeting: by telephone, on the Internet or by mail. To vote by phone, call the toll-free telephone number on the proxy card (1-800-PROXIES), and to vote by Internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Annual Meeting and voting by ballot.

All shares for which a proxy has been duly executed and delivered (by telephone, Internet or mail) and not revoked will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone, or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the SEC, the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering to the Company (to the attention of Joyce J. Mason, Esq., Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by telephone, Internet or mail, or by attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Meeting.

Quorum and Vote Required

The presence at the Annual Meeting of a majority of the voting power of the Company’s outstanding Class A Common Stock, Class B Common Stock and Preferred Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the voting power present (in person or by proxy) at the Annual Meeting, and casting a vote on the matter, will be required for the approval of the election of directors (Proposal No. 1), the approval of the grant of options to purchase shares of Class B common stock of the Company to Howard S. Jonas, Chairman and Chief Executive Officer of the Company (Proposal No. 2), and the ratification of the appointment of the appointment of the Company’s independent registered public accounting firm (Proposal No. 3). This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions are not counted as votes “for” or “against” the proposal.

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange. In the event of a broker non-vote or an abstention with respect to any proposal coming before the Annual Meeting, the shares represented by the relevant proxy will not be deemed to be present and entitled to vote on those proposals for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which a majority is calculated.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the Company’s independent registered public accounting firm (Proposal No. 3), even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors (Proposal No. 1), the approval of the grant of options to purchase shares of Class B common stock of the Company to Howard S. Jonas, Chairman and Chief Executive Officer of the Company (Proposal No. 2), or on any shareholder proposal without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report and Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Esq., Corporate Secretary, Genie Energy Ltd., 550 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-1000, and we will promptly forward to such stockholder a separate Annual Report or Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the 2013 Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

References to Fiscal Years

The Company’s fiscal year ends on December 31 of each calendar year.  On January 30, 2012, the Company’s Board of Directors changed the Company’s fiscal year end from July 31 to December 31. Accordingly, beginning January 1, 2012, a fiscal year is equivalent to the same calendar year – for example, Fiscal 2013 refers to the twelve month period ended December 31, 2013).  For periods ended on or prior to December 31, 2011, a fiscal year refers to the twelve month period ended on July 31 of that year – for example, a reference to Fiscal 2011 refers to the twelve month period ended July 31, 2011.

References to Interim Period

Each reference to the Interim Period refers to the period from August 1, 2011 to December 31, 2011, which is the period during which we transitioned from our previous fiscal year schedule to the current schedule.

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the corporate governance-related listing requirements of the New York Stock Exchange. Consistent with the Company’s commitment to strong corporate governance, the Company does not rely on the exceptions from the New York Stock Exchange’s corporate governance listing requirements available to it because it is a “controlled company,” except as described below with regard to (i) the composition of the Nominating Committee and (ii) the Company not having a single Nominating/Corporate Governance Committee.

In accordance with Sections 303A.09 and 303A.10 of the New York Stock Exchange Listed Company Manual, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Governance section of our website at http://genie.com/governance.php and which also are available in print to any stockholder upon written request to the Corporate Secretary.

The Company qualifies as a “controlled company” as defined in Section 303A of the New York Stock Exchange Listed Company Manual, because more than 50% of the voting power of the Company is controlled by one individual, Howard S. Jonas, who serves as Chairman of the Board of Directors. Notwithstanding that being a “controlled company” entitles the Company to exempt itself from the requirement that a majority of its directors be independent directors and that the Compensation Committee and Corporate Governance Committee be comprised entirely of independent directors, the Board of Directors has determined affirmatively that a majority of the members of the Board of Directors and the director nominees are independent in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual and that the Compensation Committee and the Corporate Governance Committee are in fact comprised entirely of independent directors. As a “controlled company,” the Company may, and has chosen to, exempt itself from the New York Stock Exchange requirement that it have a single Nominating/Corporate Governance Committee composed entirely of independent directors. As noted above, and discussed in greater detail below, the Board of Directors maintains a separate Corporate Governance Committee comprised entirely of independent directors, and a Nominating Committee comprised of the Chairman of the Board of Directors, a non-independent director and one independent director.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance Committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance section of our website at http://genie.com/governance.php. For a director to be considered independent, the Board of Directors must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange definitions of independent, and is free from any material relationship with the Company and its executive officers. The Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. In addition to considering all relevant information available to it, the Board of Directors uses the following categorical Independent Director Qualification Standards in determining the “independence” of its directors:

1.      During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2.      During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.      (a) The director shall not be a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director shall not have an immediate family member who is a current partner of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm and personally works on the Company’s audit, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4.      Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5.      The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three Fiscal Years, exceeds the greater of (a) $1 million or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance Committee will review the materiality of such relationship to tax exempt organizations to determine if such director qualifies as independent.

Based on the review and recommendation of the Corporate Governance Committee, the Board of Directors has determined that each of W. Wesley Perry, Alan Rosenthal and Allan Sass is independent in accordance with the Corporate Governance Guidelines and, thus, that a majority of the director nominees, and each member or nominee intended to become a member of the Audit, Compensation and Corporate Governance Committees is independent.

The Corporate Governance Committee considered the following relationships between the Company and W. Wesley Perry in determining Mr. Perry’s independence: In April 2008, W. Wesley Perry sold a portion of his interest in EGL Oil Shale LLC to IDT Corporation for a cash payment of $632,400. Mr. Perry joined the Genie Energy International Corporation board of directors at its inception in September 2009 and purchased a 0.2% interest in Genie Energy International Corporation, the Company’s subsidiary, for $400,000 in April 2010.  Mr. Perry was not a director or otherwise a “Related Person” of the Company at the time of these transactions.  Mr. Perry became a member of IDT Corporation’s Board of Directors on September 13, 2010, resigned from IDT Corporation’s Board of Directors in conjunction with the spin-off of the Company from IDT Corporation in October 2011 (the “spin-off”) and became a member of the Company’s board at that time.  The Corporate Governance Committee determined, after considering the timing, ownership and financial interest of the transactions, that the foregoing relationships were not material relationships with the Company and would not impact Mr. Perry’s independence. The Corporate Governance Committee (with Mr. Perry abstaining), therefore, recommended that the Board of Directors determine that Mr. Perry be deemed independent in accordance with the Corporate Governance Guidelines. The Board of Directors (with Mr. Perry abstaining) accepted the Corporate Governance Committee’s recommendation.

As used herein, the term “non-employee director” shall mean any director who is not an employee of, or consultant to, the Company, and who is deemed to be independent by the Board of Directors. Therefore, neither Howard Jonas nor James Courter is a non-employee director. None of the other non-employee directors or director nominees had any relationships with the Company that the Corporate Governance Committee was required to consider when reviewing independence.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. Under “Proposal No. 1 – Election of Directors” below, we provide an overview of each nominee’s experience, qualifications, attributes and skills that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a Director.

Director Communications

Stockholders and other interested persons seeking to communicate directly with the Board of Directors, with the lead independent director (currently Mr. Perry) or the independent directors as a group, should submit their written comments c/o Lead Independent Director at our principal executive offices, Genie Energy Ltd., 550 Broad Street, Newark, New Jersey 07102. The lead independent director will review any such communication at the next regularly scheduled Board meeting unless, in his or her judgment, earlier communication to the Board is warranted. If a stockholder communication raises concerns about the ethical conduct of us or our management, it should be sent directly to our Corporate Secretary, Joyce J. Mason, Esq. at our principal executive offices, Genie Energy Ltd., 550 Broad Street, Newark, New Jersey 07102. The Corporate Secretary will promptly forward a copy of any such communication to the Chairman of the Audit Committee and, if appropriate, our Chairman of the Board, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate committee of the Board of Directors, by management and/or by the full Board of Directors.

The Corporate Secretary may filter out and disregard or re-direct (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that falls into any of the following categories:

•	Obscene materials;
•	Unsolicited marketing or advertising material or mass mailings;
•	Unsolicited newsletters, newspapers, magazines, books and publications;
•	Surveys and questionnaires;
•	Resumes and other forms of job inquiries;
•	Requests for business contacts or referrals;
•	Material that is threatening or illegal; or
•	Any communications or materials that are not in writing.

In addition, the Corporate Secretary may handle in his or her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

•	Routine questions, service and product complaints and comments that can be appropriately addressed by management; and
•	Routine invoices, bills, account statements and related communications that can be appropriately addressed by management.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Board of Directors held eleven (11) meetings in Fiscal 2013. In Fiscal 2013, each of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of regularly scheduled meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of regularly scheduled meetings held by all committees of the Board of Directors during the period in which each such director served on such committees.

Directors are encouraged to attend the Company’s annual meetings of stockholders, and the Company generally schedules a meeting of the Board of Directors on the same date and at the same place as the annual meeting of stockholders to encourage director attendance. All of the members constituting the Board of Directors at the time of the annual meeting of stockholders for Fiscal 2012 attended the 2013 annual meeting of stockholders.

Board of Directors Leadership Structure and Risk Oversight Role

Since January 2014, Howard Jonas has filled the position of Chief Executive Officer, in addition to his role as Chairman of the Board. The Board of Directors’ decision was based on Howard Jonas’ leadership skills and his knowledge of the Company’s businesses since its inception. As Chairman of the Board, Howard Jonas provides overall leadership to the Board of Directors in its oversight function while, as Chief Executive Officer, he provides leadership in respect to the day-to-day management and operation of the Company’s businesses. Howard Jonas’ service as both Chairman of the Board and Chief Executive Officer creates a critical link between management and the Board of Directors. The risk management oversight roles of the Compensation, Audit and Corporate Governance Committees discussed below, which are comprised solely of independent directors, provide an appropriate and effective balance to the combined Chairman of the Board and Chief Executive Officer role.

The Board of Directors as a whole, and through its committees, has responsibility for the oversight of risk management, including the review of the policies with respect to risk management and risk assessment.  The risk management oversight roles of the Compensation, Audit and Corporate Governance Committees discussed below, which are comprised solely of independent directors, provide an appropriate and effective balance to the Chairman of the Board’s role. With the oversight of the full Board of Directors, the Company’s senior management is responsible for the day-to-day management of the material risks the Company faces.  The Board of Directors is required to satisfy itself that the risk management process implemented by management is adequate and functioning as designed.

Section 303A.03 of the New York Stock Exchange Listed Company Manual requires that the non-employee directors of the Company meet without management at regularly scheduled executive sessions. These executive sessions are held at every regularly scheduled meeting of the Board of Directors. W. Wesley Perry, an independent director and the “Lead Independent Director,” serves as the presiding director of these executive sessions and has served in that capacity since October 24, 2011. The Board of Directors determined that the role of Lead Independent Director was important to maintain a well-functioning Board of Directors that objectively assesses management’s proposals.

The Board of Directors and each of its committees will conduct annual self-assessments to review and monitor their respective continued effectiveness.

As stated above, each of the Audit, Compensation and Corporate Governance Committees oversees certain aspects of risk management and reports its respective findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations, and security risks, generally. The Corporate Governance Committee oversees our Corporate Governance Guidelines and governance-related risks, such as board independence, as well as senior management and director succession planning. The Compensation Committee oversees risks related to compensation policies and practices.

Board Committees

The Board of Directors established an Audit Committee, a Nominating Committee, a Compensation Committee, a Corporate Governance Committee and a Technology Committee.

Audit Committee

The Audit Committee consists of W. Wesley Perry (Chairman), Alan Rosenthal and Allan Sass, and is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://genie.com/governance.php, and is also available in print to any stockholder upon request to the Corporate Secretary. The Audit Committee held eight (8) meetings during Fiscal 2013. The Board of Directors has determined that (i) all of the members of the Audit Committee are independent within the meaning of the Section 303A.07(b) and Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b) under the Securities Exchange Act of 1934, and (ii) that Mr. Perry qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Nominating Committee

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. A summary of new director qualifications can be found under the heading “Director Selection Process.” The Nominating Committee currently consists of Howard S. Jonas (Chairman), James A. Courter and W. Wesley Perry. W. Wesley Perry is independent in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual. Mr. Jonas and Mr. Courter do not meet the requirements to be deemed independent. The Company, as a “controlled company,” is exempt from the requirement to maintain an independent nominating committee pursuant to Section 303A.00 of the New York Stock Exchange Listed Company Manual. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://genie.com/governance.php, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Nominating Committee held one (1) meeting during Fiscal 2013.

Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation arrangements for the executive officers of the Company, evaluating the performance of executive officers, administering the Company’s 2011 Stock Option and Incentive Plan, and recommending to the Board of Directors the compensation for Board members, such as retainers, committee and other fees, stock option, restricted stock and other stock awards, and other similar compensation as deemed appropriate. The Compensation Committee confers with the Company’s executive officers when making the above determinations. The Compensation Committee currently consists of Messrs. Rosenthal (Chairman), Katsof and Perry. The Compensation Committee held nine (9) meetings during Fiscal 2013. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://genie.com/governance.php, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee have served as an officer or employee of the Company or have any relationship with the Company that is required to be disclosed under the heading “Related Person Transactions.”  No executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions) of any company that employed or employs as an executive officer any member of the Company’s Compensation Committee.

Corporate Governance Committee

The Corporate Governance Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of interests of independent directors, (iii) reviews and monitors related person transactions, (iv) oversees the self-evaluations of the Board of Directors, the Audit Committee and the Compensation Committee and (v) reviews and determines director independence, and makes recommendations to the Board of Directors regarding director independence. The Corporate Governance Committee currently consists of Messrs. Katsof (Chairman), Perry and Sass. The Corporate Governance Committee held seven (7) meetings in Fiscal 2013. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://genie.com/governance.php, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Corporate Governance Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

Technology Committee

The Technology Committee is responsible for examining and providing oversight over management’s direction of and investment in the Company’s research and development and technology initiatives. This includes evaluating the quality and direction of the Company’s research and development programs, identifying emerging issues and evaluating the level of review by external experts based on the committee members’ experience and other resources available to the Committee. The Committee also reviews the Company’s approaches to acquiring and maintaining technology, and evaluates the technology that the Company is researching and developing. The Technology Committee currently consists of Messrs. Sass (Chairman), Katsof and Perry. The Technology Committee holds informal proceedings and discussions with management from time to time and provides input to the relevant company personnel on an as needed basis. The Technology Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://genie.com/governance.php, and which is also available in print to any stockholder upon request to the Corporate Secretary.

2013 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for Fiscal 2013 was comprised of equity compensation, consisting of awards of restricted Class B Common Stock, and cash compensation. Each of these components is described in more detail below.

Director Equity Grants

Pursuant to the Company’s 2011 Stock Option and Incentive Plan, each non-employee director of the Company who is deemed to be independent will receive, on each January 5th (or the next business day thereafter), an annual grant of 2,920 restricted shares of our Class B Common Stock, which will vest immediately upon grant. A new director who becomes a member of the Board of Directors during the course of the calendar year receives an automatic grant on the date that he or she becomes a director in the amounts specified above, prorated based on the calendar quarter of the year in which such person became a director. The stock is granted on a going forward basis, before the director completes his or her service for the calendar year. All such grants of stock to directors are subject to certain terms and conditions described in the Company’s 2011 Stock Option and Incentive Plan, as may be amended and restated from time to time.

Director Board Retainers

Each non-employee director of the Company who attends at least 75% of the regularly scheduled meetings of the Board of Directors and committees of which he or she is a member during a calendar year will receive an annual cash retainer of $50,000. Such payment will be made in January of the calendar year following attendance of at least 75% of the Board of Directors and committee meetings during the preceding year, and is pro-rated, based on the quarter in which the director joins, for non-employee directors who join the Board of Directors or depart from the Board of Directors during the prior year, if such director attended 75% of the applicable Board of Directors and committee meetings for the period when he or she was a director. The Company’s Chairman may, in his discretion, waive the requirement of 75% attendance by a director to receive the annual retainer in the case of mitigating circumstances. There is no additional compensation for serving on a committee as a committee chair, for the Lead Independent Director or for the Audit Committee Financial Expert.

2013 Director Compensation Table

The following table lists the Fiscal 2013 compensation for each person who served as a non-employee director during Fiscal 2013. This table does not include compensation to Howard S. Jonas, who serves as a director and is a named executive officer, as he did not receive compensation for his service as a director during Fiscal 2013. Mr. Jonas’ compensation is set forth in the Executive Compensation section of this Proxy Statement. Mr. Courter, who is a director of the Company and serves as a paid consultant to the Company, did not receive any compensation for his service as a director.

Name	Dates of Board Service During Fiscal 2013	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)		All Other Compensation ($)		Total ($)
Irwin Katsof	01/01/2013–12/31/2013	$50,000	$20,761	(2)	$—		$70,761
W. Wesley Perry	01/01/2013–12/31/2013	$50,000	$20,761	(2)	$—		$70,761
Alan Rosenthal	01/01/2013–12/31/2013	$50,000	$20,761	(2)	$—		$70,761
Allan Sass	01/01/2013–12/31/2013	$50,000	$20,761	(2)	$—		$70,761
James A. Courter	01/01/2013–12/31/2013	$—	$—		$125,000	(3)	$125,000

(1)	Represents the annual Board of Directors retainer earned in Fiscal 2013.
(2)	Represents the grant date fair value of an award of 2,920 shares of the Company’s Class B Common stock on January 5, 2013, computed in accordance with FASB ACS Topic 718R.
(3)	Reflects $125,000 paid by the Company to Mr. Courter for consulting fees. Mr. Courter did not receive any compensation for his service as a director.

Non-employee directors held the following stock awards of the Company’s Class B Common Stock granted for director service, and options to purchase shares of Class B Common Stock of the Company, as of December 31, 2013:

Name	Class B Common Stock	Options to Purchase Class B Common Stock
Irwin Katsof	5,840	—
W. Wesley Perry	6,570	—
Alan Rosenthal	6,570	—
Allan Sass	6,570	—

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

On October 24, 2011, the Board of Directors adopted a Statement of Policy with respect to Related Person Transactions. This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest, as well as transactions which, despite not meeting the quantitative criteria set forth above, are otherwise material to investors based on qualitative factors, as determined by the Corporate Governance Committee with input from the Company’s management and advisors. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. Transactions that fall within this definition are considered by the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee is tasked with determining whether or not to approve such transactions and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this Policy, the matter will be referred to the Corporate Governance Committee. The Corporate Governance Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following Related Person Transactions were approved in accordance with the policy described above:

The Transition Services Agreement between Genie Energy Ltd. and IDT Corporation, dated October 28, 2011 (the “TSA”), pursuant to which IDT, which is controlled by Howard S. Jonas, our controlling stockholder and Chairman of the Board, continues to provide certain services, including, but not limited to, services relating to human resources, employee benefits administration, finance, accounting, tax, internal audit, facilities, investor relations and legal for an agreed period following the spin-off. Additionally, under the same agreement, Genie provided specified administrative services to certain of IDT’s foreign subsidiaries. Furthermore, IDT granted us a license to use the IDT and IDT Energy names for our retail energy provider (REP) business. IDT charged Genie a total of $3,347,877 for services provided by IDT pursuant to the TSA during Fiscal 2013. Genie charged IDT for certain payroll allocations in the aggregate amount of $285,345 during Fiscal 2013.

Michael Jonas, son of Howard Jonas, became an employee of IDT Corporation in 2005. During Fiscal 2013, Michael Jonas was an employee of Genie and his total cash compensation was $220,506.28 during that period. Michael Jonas’ current annual base salary is $185,400.  In addition, in December 2011, the Compensation Committee approved the following subsidiary equity grants to Michael Jonas: 0.15% equity interest in Israel Energy Initiatives, Ltd.., or IEI, 0.25% equity interest in Genie Mongolia, Inc., or GMI, and .20% equity interest in Afek Oil and Gas Ltd., or Afek, On November 4, 2013, the Compensation Committee approved an additional 1.0% equity grant in Genie Mongolia, Inc. to Michael Jonas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock, Class B Common Stock and Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Class A Common Stock, the Class B Common Stock or the Preferred Stock of the Company, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers, and (iii) all directors, Named Executive Officers and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of March 28, 2014, and all shares are owned directly.  Percentage ownership information is based on the following amount of outstanding shares: 1,574,326 shares of Class A Common Stock, 19,765,182 shares of Class B Common Stock and 1,917,967 shares of Preferred Stock. The numbers reported for Howard S. Jonas assume the conversion of all 1,574,326 currently outstanding shares of Class A Common Stock into Class B Common Stock.

Name	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock		Number of Shares of Preferred Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Power d

Howard S. Jonas 550 Broad Street Newark, NJ 07102	4,454,502	(1)	14.6%		—		—	73%

Ilex Partners, LLC 712 Fifth Avenue, 34th Floor New York, New York 10019	999,235	(2)	5.1%		—		—	1.4%

Cato Partners Management, LLC 60 East 42nd Street, 43rd Floor New York, New York 10165 United States of America	—		—		134,907	(3)	—	—

Claude Pupkin	102,618	(4)	*		1,250	(5)	—	*

Geoff Rochwarger	90,714	(6)	*		15,453	(5)	—	*

Avi Goldin	22,258	(7)	*		—		—	*

Ira Greenstein	119,802	(8)	*		—		—	*

James A. Courter	481,983	(9)	2.5%		—		—	*

Irwin Katsof	8,760		*		—		—	*

W. Wesley Perry	49,072	(10)	*		—		—	*

Alan Rosenthal	12,223		*		—		—	*

Allan Sass	9,490		*		6,000	(5)	—	*

All directors, Named Executive Officers and executive officers as a group (10 persons)	5,197,992	(11)	27	%(12)	22,703		—	74%

*	Less than 1%.
d	Voting power represents combined voting power of our Class A Common Stock (three votes per share) and our Class B Common Stock (one-tenth of one vote per share). Excludes stock options.

(1)
Consists of an aggregate of 1,574,326 shares of the Company’s Class A Common Stock and 2,880,176 shares of the Company’s Class B Common Stock, consisting of  (i) 1,584,636 shares of the Company’s Class B Common Stock held by Mr. Jonas directly, (ii) an aggregate of 7,780 shares of the Company’s Class B Common Stock beneficially owned by custodial accounts for the benefit of the children of Mr. Jonas (of which Mr. Jonas is the custodian), (iii) 1,269,427 shares of the Company’s Class B Common Stock owned by the Howard S. Jonas 2009 Annuity Trust II, of which Howard Jonas is the trustee and (iv) 18,333 shares of the Company’s Class B Common Restricted Stock that are subject to forfeiture (”Restricted Stock”) held by Mr. Jonas directly. Does not include (a) an aggregate of 1,502,619 shares of the Company’s  Class B Common Stock beneficially owned by trusts for the benefit of the children of Mr. Jonas, as Mr. Jonas does not exercise or share investment control of these shares, (b) 275,047 shares of Class B Common Stock owned by the Jonas Foundation, as Mr. Jonas does not beneficially own these shares, (c) 600,033 shares of the Company’s  Class B Common Stock owned by the Howard S. & Deborah Jonas Foundation, as Mr. Jonas does not beneficially own these shares (Mr. Jonas  is co-trustee, with his wife Deborah Jonas, of each of The Jonas Foundation and the Howard S. and Deborah Jonas Foundation), (d) 620,088 shares of the Company’s Class B Common Stock owned by the 2012 Jonas Family, LLC (Mr. Jonas is a minority equity holder of such entity), (e) options to purchase an additional 3 million shares of our Class B Common Stock that are not currently exercisable and do not become exercisable within 60 days, (f) deferred stock units representing the right to receive 33.706 shares of common stock of the Company’s subsidiary, IDT Energy, Inc., held by Mr. Jonas, (g) 258 restricted ordinary shares of IEI held by Mr. Jonas, (h) 346 restricted ordinary shares of  Afek held by Mr. Jonas, and (i) 290 restricted shares of common stock of GMI  held by Mr. Jonas. Under the terms of the grant instruments, Mr. Jonas has the right, under certain circumstances, to convert vested shares of IEI, Afek and GMI into the Company’s Class B Common Stock.

(2)	Based on a Schedule 13G filed December 19, 2013.
(3)	Based on a Schedule 13G/A filed February 10, 2014. The amount of shares of Preferred Stock represents 7% of the outstanding Preferred Stock.
(4)
Consists of (a) 48,319 shares of the Company’s Class B Common Stock held by Mr. Pupkin directly, (b) 6,420 shares of the Company’s Class B Common Stock held by Mr. Pupkin in his Individual Retirement Account, (c) 19,940 shares of Restricted Stock and (d) options to purchase 27,939 shares of our Class B Common Stock, which are currently exercisable. Does not include (i) options to purchase an additional 12,487 shares of Class B Common Stock that are not currently exercisable and do not become exercisable within 60 days, (ii) 129 restricted ordinary shares of IEI held by Mr. Pupkin, (iii) 144 restricted ordinary shares of Afek held by Mr. Pupkin, and (iv) 145 restricted shares of common stock of GMI held by Mr. Pupkin.  Under the terms of the grant instruments, Mr. Pupkin has the right, under certain circumstances, to convert vested shares of IEI, Afek and GMI into the Company’s Class B Common Stock.

(5)	The amount of shares of Preferred Stock represents less than 1% of the outstanding Preferred Stock.
(6)
Consists of (a) 12,487 shares of Restricted Stock, (b) 49,366 shares of the Company’s Class B Common Stock held by Mr. Rochwarger directly and (c) options to purchase 28,861 shares of our Class B Common Stock, which are currently exercisable. Does not include (i) options to purchase an additional 12,487 shares of Class B Common Stock that are not currently exercisable and do not become exercisable within 60 days, (ii) deferred stock units representing the right to receive 2.806 shares of common stock of the Company’s subsidiary, IDT Energy, Inc., held by Mr. Rochwarger, (iii) 129 restricted ordinary shares of IEI held by Mr. Rochwarger, (iii) 144 restricted ordinary shares of Afek held by Mr. Rochwarger. Under the terms of the grant documents, Mr. Rochwarger has the right, under certain circumstances, to convert vested shares of IEI and Afek into the Company’s Class B Common Stock.

(7)
Consists of (a) 4,014 shares of Restricted Stock, (b) 8,316 shares of the Company’s Class B Common Stock held by Mr. Goldin directly, (c) 1,900 shares of the Company’s Class B Common Stock held by Mr. Goldin in his Individual Retirement Account and (d) options to purchase 8,028 shares of our Class B Common Stock, which are currently exercisable.  Does not include (i) options to purchase an additional 4,014 shares of Class B Common Stock that are not currently exercisable and do not become exercisable within 60 days, (ii) 103 restricted ordinary shares of IEI held by Mr. Goldin, (iii) 115 restricted ordinary shares of Afek held by Mr. Goldin, and (iv) 116 restricted shares of common stock of GMI held by Mr. Goldin. Under the terms of the grant documents, Mr. Goldin has the right, under certain circumstances, to convert vested shares of IEI, Afek and GMI into the Company’s Class B Common Stock.

(8)
Consists of (a) 22,929 shares of Restricted Stock, (b) 85,974 shares of the Company’s Class B Common Stock held by Mr. Greenstein directly, and (c) options to purchase 10,899 shares of our Class B Common Stock, which are currently exercisable.  Does not include options to purchase an additional 1,084 shares of Class B Common Stock that are not currently exercisable and do not become exercisable within 60 days.

(9)
Subject to certain conditions, Mr. Courter is entitled to convert an interest in IDT Corporation plus 225,129 of these shares into the number of shares of Genie Energy International Corporation equal to 1% of the outstanding equity of Genie Energy International Corporation at the time of conversion.

(10)
Consists of (a) 33,333 shares of IDT Class B Common Stock held by Mr. Perry’s retirement plans and (b) 15,739 shares of Class B Common Stock held by Mr. Perry directly. In addition, Mr. Perry owns 250 shares (a 0.2% interest) of the Company’s subsidiary, Genie Energy International Corporation.

(11)
Consists of the shares and options set forth above with respect to the Named Executive Officers, executive officers and directors (including Howard Jonas’ shares of Class A Common, which are convertible into Class B Common Stock).

(12)	Assumes conversion of all of the shares of the Company’s Class A Common Stock into shares of the Company’s Class B Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC and the New York Stock Exchange. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2013.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2013 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Genie’s 2013 Proxy Statement.

Alan Rosenthal, Chairman
Irwin Katsof
W. Wesley Perry

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission (the “SEC”) under the Act or under the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation table and other tables included in this proxy statement, as well as our financial statements and management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which we refer to as the Form 10-K. The following discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in the Form 10-K. We assume no obligation to update the forward-looking statements or such risk factors.

Introduction

We were spun-off from IDT Corporation (IDT) in October 2011.  Prior to that date, all of our executive officers were employees of IDT or its subsidiaries, and were compensated by such entities under IDT’s compensation policies.

For all periods subsequent to our spin-off from IDT, it is the responsibility of the Compensation Committee of our board of directors to oversee our general compensation policies; to determine the base salary and bonus to be paid each year to each of our executive officers; to oversee our compensation policies and practices as they relate to our risk management; and to determine the compensation to be paid each year to our non-employee directors for service on our board of directors and the various committees of our board of directors. In addition, the Compensation Committee administers our 2011 Stock Option and Incentive Plan with respect to stock option grants or other equity-based awards made to our executive officers.  Further, certain executives are eligible to receive grants of equity in certain of our subsidiaries.   Shares of restricted stock are granted to our non-employee directors automatically under our 2011 Stock Option and Incentive Plan on an annual basis.

Elements of Compensation

The three broad components of our executive officer compensation are base salary, annual cash bonus awards, and long term equity-based awards, which can be made in our Class B Common Stock or in equity of certain of our subsidiaries under equity plans or other arrangements. The Compensation Committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers in the context of our overall compensation policy. Additionally, the Compensation Committee, in conjunction with our Board of Directors, reviews the relationship of executive compensation to corporate performance generally and with respect to specific enumerated goals that are established by the Compensation Committee early in each fiscal year. The Compensation Committee believes that our current compensation structure is serving its intended purpose and is functioning reasonably. Below is a description of the general policies and processes that govern the compensation paid to our executive officers, as reflected in the accompanying compensation tables.

Company Performance

During Fiscal 2011 (the period from August 1, 2010, through July 31, 2011), the period from August 1, 2011 through December 31, 2011, which we refer to as the Interim Period, Fiscal 2012 (January 1, 2012 through December 31, 2012) and Fiscal 2013 (January 1, 2013 through December 31, 2013), the Company operated in accordance with its business plan, and management was satisfied with the performance in each period.

In Fiscal 2012, IDT Energy recorded substantial increases in revenue and gross profit, and improved gross margins while aggressively expanding its customer base and geographic reach.  These results were delivered despite varying weather, fluctuating commodity prices and increased competition in the retail energy provider market.  During Fiscal 2012, Genie Oil & Gas, or GOGAS, made progress on two active oil shale development projects and efforts in identifying and seeking other opportunities while attempting to bring in investors and other strategic partners.  American Shale Oil, LLC, or AMSO, completed initial construction of its pilot project in Colorado and prepared for pilot operations in 2013.  Israel Energy Initiatives, or IEI, achieved a positive result on two legal claims brought in the Israeli Supreme Court seeking to invalidate its license and made progress on the other regulatory approval necessary before it can commence construction of its pilot plant.  Genie Mongolia, Inc., or GMI, also signed a Joint Survey Agreement with the government of Mongolia, and made substantial progress toward obtaining an exploration license in Northern Israel, which was granted to Afek Oil & Gas, or Afek, in February 2013.

In Fiscal 2013, Genie delivered strong revenue growth on performance by IDT Energy and invested in the advancement of GOGAS’ development projects.  IDT Energy faced competitive and market pressure and constraints on its ability to grow by adding new territories to its operational footprint, yet delivered gross profit at 95% of its 2012 levels.  IDT Energy met or exceeded its internal financial targets even as its customer base shrank due to the pressures set forth above.   At GOGAS, Afek secured an exploration license covering a large portion of the Golan Heights in Northern Israel, and has begun resource characterization and prepared for commencement of drilling operations.  GMI entered into an exclusive oil shale development agreement with the Petroleum Authority of Mongolia covering 34,470 square kilometers in Central Mongolia.  IEI made progress on its permitting application and AMSO continued with key elements of its pilot test.

Pre-Spin-Off Periods

Prior to the spin-off, all of our Named Executive Officers were employees of IDT or its subsidiaries and all compensation for Fiscal 2011 (as well as part of the interim period up to the consummation of the spin-off on October 28, 2011) disclosed in the tables below was paid by IDT for services provided by the Named Executive Officers to our business segments and other units of IDT. During Fiscal 2011, Howard Jonas served as the Chairman of the Board of Directors and CEO of IDT, Claude Pupkin served as Executive Vice President of IDT, Chief Financial Officer of Genie and President of AMSO LLC, Geoff Rochwarger served as the Chairman and Chief Executive Officer of IDT Energy, Avi Goldin served as Vice President of IDT, and Ira Greenstein served as President of IDT.

The pre-spin-off compensation of Howard Jonas, Claude Pupkin and Ira Greenstein were set by the Compensation Committee of the Board of Directors of IDT after discussions with management about the recommended levels and components of compensation for each of the individuals. The historical compensation of Messrs. Rochwarger and Goldin were set by the management of IDT.  Post spin-off, compensation of all such individuals from the Company was set by the Compensation Committee of our Board of Directors.

Compensation Structure, Philosophy and Process

Our executive compensation structure is designed to attract and retain qualified and motivated personnel and align their interests with the goals of the Company and with the best interests of our stockholders.  Our compensation philosophy is to provide compensation to attract the individuals necessary for our current needs and growth initiatives, and provide them with the proper incentives to motivate those individuals to achieve our long-term plans.

The base salary levels we pay to each of our Named Executive Officers is based on the responsibilities undertaken by the individuals, if applicable, the business unit managed and its complexity and role within the Company, and the market place for people of similar skill and background.  The base salaries paid are determined through discussions with the covered individual and their manager as well as budgetary considerations, and are approved by the relevant members of our senior management and, in the case of executive officers, the Compensation Committee.

Incentive compensation is designed to reward contributions to achieving the Company’s goals for the current period and for the longer term.  Cash bonuses are awarded in the discretion of the Compensation Committee.  Near the beginning of a fiscal year, the Compensation Committee establishes goals that for the Company, for specific operating divisions and for individual executives.  The goals are designed to set forth achievable goals for the current performance of the Company and its business units and for current contributions to long-term initiatives.  While bonus amount are not linked to specific targets, in evaluating performance and making bonus determinations, the Compensation Committee considers, among other factors, whether the Company met or exceeded the goals outlined, the individual’s contribution toward achieving those goals, if relevant, the performance of the business unit over which the individual exercised management and other accomplishments during the year that were deemed relevant in specific instances. In some instances, cash bonuses or targets are set forth in written employment agreements that are described below.  Following the end of a relevant period – usually the end of a fiscal year - our management sets company-wide bonus levels for the period then ended, based on Company performance and available resources, which are presented to the Compensation Committee.  The bonus amounts awarded to specific individuals are the result of subjective determinations made by the relevant members of management and the Compensation Committee with respect to each subject individual, based on Company and individual performance, with consideration given to the performance factors set by the Compensation Committee for the relevant period, and levels relative to the bonuses of other personnel and officers. Individual bonus levels are not determined based on previously established formulae, targets or ranges.

Executive officers are eligible to receive cash bonuses of up to 100% of base salary (or higher upon extraordinary performance) based upon performance, including the specific financial and other goals set by the Compensation Committee, which goals are Company-wide, specific to a business unit or specific to an executive and his area of responsibility.  Specific bonuses will depend on the individual achievements of executives and their contribution to achievement of the enumerated goals. These goals will be set by the Compensation Committee. As Mr. Jonas does not receive a base salary from the Company, his bonus levels are set with respect to bonuses of other executives and performance factors.

Equity grants are made in order to provide additional incentive compensation and to align the interests of our executives with our stockholders.  Executives have been granted equity interests in the Company and, with regard to individuals whose areas of responsibility focus on specific operations, in those operations, so as to better reward the executives for the results of their efforts.  Equity grants in subsidiaries are made to align the incentive value with those operations where the individual can have the greatest impact, so as to maximize the incentive value of the grant.  When equity grants in subsidiaries are made, the recipients are generally provided with the right to obtain liquidity in those grants through conversion to cash or equity in the Company (at the Company’s option) upon vesting or a later date in the future.

Compensation Decisions Made in Covered Periods

Change in fiscal year

Early in calendar 2012, the Company shifted its annual fiscal reporting period and related quarterly periods from a July 31 fiscal year end to a calendar year period, with fiscal quarters ending on March 31, June 30, September 30 and December 31 of each subsequent year.  Prior to such shift, compensation levels and bonus amounts were determined in respect of the July 31 fiscal year end.  Executive officers received bonuses in respect of Fiscal 2011 (the twelve months ended July 31, 2011) in the Interim Period.  On October 4, 2012, based on recommendations of management, the Compensation Committee approved the payment of bonuses in respect of the period from August 1, 2011 through July 31, 2012, which bonuses were paid during Fiscal 2012.  On February 13, 2013, the Compensation Committee approved the payment of bonuses for the period from August 1, 2012 through December 31, 2012 and set base compensation levels for our executive officers for the remainder of 2013.  On February 6, 2014, the Compensation Committee approved the payment of bonuses for Fiscal 2013 and set base compensation levels for our executive officers for Fiscal 2014.

Fiscal 2013

Goals for 2013

At a meeting held on March 11, 2013, the Compensation Committee approved the following goals for Fiscal 2013.  Consistent with its undertakings to match compensation with company and individual performance, goals were set for the company as well as for individual executive officers.

Company-Wide Goals

•	Obtain and begin operations on exploration license for Northern Israel

•	Begin operating AMSO pilot test

•	Increase profitability and cash generation at IDT Energy

•	Continue to grow IDT Energy’s customer base and expand into new markets

•	Complete technology separation from IDT

•	Increase market awareness of Genie and its goals and strategies

Howard Jonas, Chairman of the Board

•	Continue to guide the strategic direction for Genie Energy Ltd, IDT Energy and Genie Oil & Gas

•	Develop relationships with new strategic investors or potential investors for both IDT Energy and Genie Oil & Gas

•	Develop strategic relationships with noteworthy US or international figures who influence policies in Genie jurisdictions and/or help attract capital

•	Establish relationships with oil & gas players who can help attract capital and/or provide operational expertise for Genie Oil & Gas projects

•	Propose and work with senior management team to evaluate new complementary business opportunities or acquisitions for Genie business units

Claude Pupkin, Chief Executive Officer

•
Work with Chief Financial Officer and Vice Chairman to enhance and expand relationships with investor, banking and research community to increase visibility of Genie among investors and leading energy companies

•	Lead the business development effort for new markets/resources for Genie Oil & Gas

•	Obtain exploration rights in Mongolia in conjunction with Mongolia team

•	Work with Chief Executive Officer of Genie Israel Holdings Ltd. to secure Northern Israel exploration license

•	Lead strategic dialogue and positive working relationship with existing and potential strategic and/or financial partners

•	Maintaining constructive partnership/working relationship with members of Genie’s Strategic Advisory Board

•	Close technology development deal with a major international oil and gas company

•	Manage AMSO to achieve Pilot test start-up in 2013 and ongoing development work, depending on Pilot results

•	Work with Vice-Chairman and Chief Executive Officer of Genie Israel Holdings Ltd. to provide oversight and strategic management of Genie Oil & Gas’ Israel projects

•	Appropriately staff Genie Oil & Gas’ technical team to execute projects

•	Manage Israel Energy Initiatives’ budget through complex permitting process

•	Staff and fund Northern Israel exploration program to obtain permits and begin to attain technical data necessary to prove resource and attract capital

Geoff Rochwarger, Vice Chairman of Genie Energy Ltd, Chief Executive Officer of IDT Energy and Chief Executive Officer of Genie Israel Holdings Ltd.

•	Expand IDT Energy’s market footprint into new utility regions and new geographies to those markets that match IDT Energy’s business model requirements

•	Grow IDT Energy customer/meter base assuming we can attain target profitability

•	Achieve Annual Adjusted EBITDA of $25MM for IDT Energy, assuming “normal” weather and market conditions

•	Launch new business opportunities after thoroughly investigating

•	Manage Genie Oil & Gas projects in Israel in coordination with Chief Executive Officer and Chairman of Genie Israel Holdings Ltd.

•	Work with Chief Executive Officer and Israel project teams to appropriately staff Genie Oil & Gas technical team to execute projects

•	Work with Chief Executive Officer to manage Israel Energy Initiatives’ activities and budget through complex permitting process

•	Achieve technology separation from IDT Corporation, in accordance with Board of Directors recommendation

•	Work with Chief Executive Officer and Chief Financial Officer on relationships with investor and banking and research community

Avi Goldin, Chief Financial Officer

•	Manage Genie’s global finance and accounting staff in the US, Israel and Mongolia:

•	Timely and accurate reporting of quarterly and annual results

•	Attain clean financial and SOX audits for Fiscal 2012 and 2013

•	Improve financial oversight and control for Genie’s non-US operations

•	Manage relationship with IDT accounting, internal audit and information systems via the Transition Services Agreement

•	Implement annual corporate budget and review process

•	Maintain a strong working relationship with external and internal auditors

•	Lead the continued development of Genie’s relationships with the financial community, including investors, bankers and research analysts

•	Work with IDT Energy management in the implementation of improved financial and operational reporting

•	Work with the Chief Executive Officer in business development efforts for new markets/resources for Genie Oil & Gas, providing corporate development support

•	Assist in executing transactions with potential strategic and/or financial implications for the Company

•	Implement research and development allocation and licensing structure for Genie Oil and Gas

Cash Bonuses Awarded in Respect of Fiscal 2013

In connection with such performance and accomplishments, individual bonus levels were determined and paid in the first quarter of 2014.

Mr. Jonas received a bonus of $300,000, compared with $294,000 awarded to Mr. Jonas for Fiscal 2012.  During 2013, Mr. Jonas provided active oversight and strategic guidance over all Company operations.  He initiated discussions with several potential strategic partners for the Company, including industry leaders and well-known financial figures and institutions.  Mr. Jonas was essential in identifying and vetting potential acquisitions for the Company as well as other growth initiatives and areas for development.  Mr. Jonas assumed the Chief Executive Officer role effective January 1, 2014.

Mr. Pupkin was awarded a bonus of $229,000.  During Fiscal 2013, Mr. Pupkin conducted meetings with the investment community and the oil and gas industry increasing the Company’s profile and visibility.  He was instrumental in the progress made in the Company’s operations in Mongolia and the success realized there in dealing with the government.  Mr. Pupin supported the efforts to obtain the license granted to Afek and to further the licensing efforts at IEI, while actively managing operations at AMSO and liaising with the Genie Board of Directors and GOGAS’ Strategic Advisory Board.  Mr. Pupkin’s role included the reallocation of budgets and personnel among the various GOGAS projects as the pace of developments warranted.  Together with his active focus on GOGAS and its projects, Mr. Pupkin provided oversight and corporate support for IDT Energy’s operations.  At the end of Fiscal 2013, Mr. Pupkin stepped down as Chief Executive Officer in favor of Mr. Jonas, but continues to serve the Company as Senior Vice President, focusing of business development and specific operations at GOGAS.

Mr. Rochwarger was awarded a bonus of $553,000.  Mr. Rochwarger continued to directly manage IDT Energy while taking on an active role in management of GOGAS’ two Israel-based projects.  Under his management, IDT Energy exceeded its targeted EBITDA by 18%, despite a challenging environment for expansion of IDT Energy’s service area and customer base.  Mr. Rochwarger was also actively involved in the acquisition of Diversegy, LLC and Epiq Energy, LLC which are intended to provide diversification of IDT Energy’s revenue streams and additional customer acquisition channels.  With Mr. Rochwarger’s involvement, Afek received its exploration permit and made substantial strides in its initial activities in characterizing the resource in the license area.

Mr. Goldin was awarded a bonus of $90,000. Mr. Goldin continued to establish and manage the Company’s internal finance functions and management of the accounting and finance staff at the Company’s operations in the U.S., Israel and Mongolia.  Specifically, the oversight of non-U.S. operations was substantially increased during Fiscal 2013.  Mr. Goldin led the budgeting process during a year when there were dramatic shifts mid-year in the stages and rates of development at all Company operating units.  In addition, Mr. Goldin was active in business development activities and investor relations in increasing the profile of the Company in the investment community.

Mr. Greenstein was not awarded a cash bonus in respect of Fiscal 2013. Mr. Greenstein’s role in management of the Company and his compensation structure was altered in the fourth quarter of 2013, and he was awarded a grant of restricted stock that is described below.  Mr. Greenstein’s role as President includes an advisory capacity as well as involvement in various operational matters.  During 2013, Mr. Greenstein assumed responsibility for investor relations and related functions.  As President, Mr. Greenstein manages special strategic projects that do not fit within the role of other executive officers.

Base Salaries

Other than in circumstances of restructuring of compensation arrangements described below, the Company did not increase the base compensation of any employees with a base salary under $200,000 for Fiscal 2014.

As discussed elsewhere in this section, Mr. Jonas receives the majority of his bases salary in the form of a grant of options to purchase Class B common stock that was awarded in 2013 and vests over 5 years.  Beginning in Fiscal 2014, Mr. Jonas receives a cash salary, currently $35,000 per year, to facilitate his participation in certain employee benefit plans maintained by the Company.

In connection with the change in his role from Chief Executive Officer, which was effective January 1, 2014, Mr. Pupkin’s base salary was reduced to $300,000 per annum.  To the extent that Mr. Pupkin provides services to IDT Corporation under the Transition Services Agreement between the Company and IDT, IDT will reimburse the Company for a proportional portion of his base compensation.

Mr. Rochwarger’s base salary for 2014 is $528,650, unchanged from 2013.

Mr. Godin’s base salary for 2014 is $250,000, unchanged from 2013.

Mr. Greenstein’s base salary for 2014 is $150,000.

Incentive Equity Grants

In Fiscal 2013, our named executive officers were granted restricted shares of Class B common stock of the Company, options to purchase Class B common stock of the Company and restricted shares of certain subsidiaries of the Company.

In connection with his agreement to assume the role of Chief Executive Officer of the Company (in addition to his existing role as Chairman of the Board of the Company), Mr. Jonas received a grant of options to purchase 3,000,000 shares of our Class B common stock at an exercise price of $10.30 per share, the closing price of the Class B common stock on the trading day prior to the grant.  The grant was in lieu of base salary (other than an amount to allow Mr. Jonas to participate in certain employee benefit programs maintained by the Company, not to exceed $50,000 per annum) for the five year term of the associated employment agreement.

In Fiscal 2013, Mr. Rochwarger was granted 129 restricted ordinary shares of IEI, representing 0.125% of the outstanding ordinary shares of IEI, and 144 restricted ordinary shares of Afek, representing 0.125% of the outstanding ordinary shares of Afek, in respect of his assumption of an oversight role with respect to GOGAS’ Israel-based projects.  Mr. Rochwarger supplements the management teams of those entities and liaises between local and corporate management.  In addition, upon the vesting of deferred stock units in IDT Energy granted to Mr. Rochwarger in Fiscal 2012, in Fiscal 2013, Mr. Rochwarger received 7,957 shares of Class B common stock, which equaled the value of the IDT Energy common stock issuable upon vesting of the deferred stock units.

In December 2013, Mr. Greenstein received a grant of 63,917 shares of Class B common stock in connection with his performance during Fiscal 2013 and his assumption of additional responsibilities.  42,071 of such shares vested on January 9, 2014 and the remainder will vest in equal installments of 7,282 shares on each of January 9, 2015, January 9, 2016 and January 9, 2017.

In Fiscal 2013, the Company extended the expiration period of outstanding options to purchase Class B common stock, that were issued upon the spin-off of the Company from IDT in respect of options to purchase IDT Class B common stock held by the recipients.  Of the options extended, options to purchase 899 shares of Class B common stock are held by Mr. Rochwarger, and options to purchase 3,556 shares of Class B common stock are held by Mr. Greenstein.

Amended and Restated Employment Agreements

In connection with assuming the role of Chief Executive Officer of the Company (in addition to the Chairman position), the Company entered into an Amended and Restated Employment Agreement with Mr. Jonas.  The restated agreement commenced as of January 1, 2014 and expires on December 31, 2019.  The terms of the restated agreement are described elsewhere in this Proxy Statement.

In connection with the change in Mr. Pupkin’s role and departure from the Chief Executive Role, Mr. Pupkin entered into an Amended and Restated Employment Agreement, was paid $425,000 in January 2014, which represented one-half of the severance payment to which he would have been entitled under his prior employment agreement, and was granted 7,453 restricted shares of our Class B common stock and 4,267 restricted shares of IDT Class B common stock.  The terms of the restated agreement are described elsewhere in this Proxy Statement.

Fiscal 2012

At a meeting held on March 7, 2012, the Compensation Committee approved the following goals for Fiscal 2012.  Consistent with its undertakings to match compensation with company and individual performance, goals have been set for the company as well as for individual executive officers.

Company-Wide Goals

•	Successfully transition to calendar year reporting
•	Complete logistic separation from IDT and minimize areas of transition services
•	Increase market awareness of Genie and its goals and strategies
•	Achieve balance between cash generation at IDT Energy and cash usage at Genie Oil & Gas

Howard Jonas, Chairman of the Board

•	Develop and guide the strategic direction for Genie and Genie Oil & Gas
•	Develop strategic relationships, including new board members and advisory board(s) for the Company and certain subsidiaries
•	Develop relationship with new strategic investors or potential investors for both IDT Energy and Genie Oil & Gas
•	Solidify existing relationships with strategic partners at Genie Oil & Gas and establish or expand relationships with oil & gas majors and other regional or niche players

Claude Pupkin, Chief Executive Officer

•	Lead strategic dialogue and working relationship with existing and potential strategic and/or financial partners
•	Maintaining constructive partnership/working relationship with Total
•	Overall management of existing Genie Oil & Gas projects according to projects’ timeline
•	Start-up AMSO Pilot in Fiscal 2012
•
Work with Chief Financial Officer and Vice Chairman to develop relationship with investor, banking and research community – increase recognition of Genie among institutional and leading energy industry investors

•	Lead the business development effort for new markets/resources for Genie Oil & Gas
•	Staffing and development of Genie Oil & Gas team to execute projects
•	Oversight over all Company operations

Avi Goldin, Chief Financial Officer

•	Build and manage Genie’s global finance and accounting staff to allow for independent operation post transition period
•	Lead the development of Genie’s relationships with the financial community, including investors, bankers and research analysts
•	Establish banking and borrowing relationships with commercial lenders
•	Develop a strong working relationship with external and internal auditors
•	Execute on change of fiscal year
•	Work with the Chief Executive Officer in business development efforts for new markets/resources for Genie Oil & Gas
•	Work with IDT Energy management in the implementation of improved financial and operational reporting
•	Assist in executing transactions with potential strategic and/or financial implications for the Company

Geoff Rochwarger, Vice Chairman of Genie Energy Ltd and Chief Executive Officer of IDT Energy

•	Expand IDT Energy’s market footprint to new utility regions and new markets to markets that match IDT Energy’s business model requirements
•	Grow IDT Energy’s customer/meter base as long as economically justifiable
•	Achieve Annual Adjusted EBITDA of $20 million-$25 million for IDT Energy during “normal” market conditions
•	Diversify IDT Energy’s customer acquisition channels and vendors
•	Work with Genie Chief Executive Officer and Chief Financial Officer on relationships with investor and banking/research community
•	Participate in discussions of strategic moves for the Company – presenting the viewpoint of the “owner” of a more mature cash-generating business
•	Oversight over all Company operations

Cash Bonuses Awarded in Respect of Fiscal 2012

In connection with the change in the Company’s fiscal year from a July 31 fiscal year end to a December 31, fiscal year end, bonuses were paid on two occasions in respect of performance during Fiscal 2012.  In the fourth fiscal quarter, bonuses were paid in respect of the period from August 1, 2012 through July 31, 2012, and in the first quarter of Fiscal 2013, bonuses were paid for performance during the period from August 1, 2012 through December 31, 2012.

At a meeting held on October 4, 2012, management presented to the Compensation Committee, the Company’s performance for the period from August 1, 2011 through July 31, 2012, and proposed bonuses to be paid at that time for that period, with the transition of compensation to the December 31 fiscal year end cycle to be effected with the remainder of calendar 2012.   Management cited, among other accomplishments, (i) the shift to the new fiscal year, and the progress on the separation of key functions from IDT, (ii) the balance of the cash generated by IDT Energy’s operations with the need for cash investment in IDT Energy’s expansion and GOGAS’ development projects, (iii) the ongoing relationships with GOGAS’ strategic partners and the advanced stages of discussion with other potential partners for different projects, (iv) meetings held with investors, potential investors and other market professionals, (v) the expansion of IDT Energy’s geographic footprint and its customer base, (vi) the run rate for IDT Energy’s EBITDA of $19.8 million year to date , and (vii) the progress on the AMSO and IEI projects and identification of other early stage opportunities for GOGAS.

In connection with such performance and accomplishments, individual bonus levels were determined and paid in the fourth quarter of Fiscal 2012.

Mr. Jonas received a bonus of $294,000.  The Compensation Committee determined that he was instrumental in his leadership of all of Genie’s business units, determining strategic directions for both IDT Energy and GOGAS, the maintenance and development of strategic relationships, and the pursuit of new opportunities for GOGAS.

Mr. Pupkin was awarded a bonus of $245,000.  During the covered period, Mr. Pupkin was integral to effecting the spin-off from IDT and making Genie independent of IDT in many key areas.  He played a key role in maintaining strategic relationships and developing new business opportunities for GOGAS and initiating Genie’s exposure to the investment community.  He also provided close oversight over GOGAS’ ongoing projects and newer initiatives.

Mr. Rochwarger was awarded a bonus of $427,682.  Mr. Rochwarger’s direct management of IDT Energy was essential to that unit being on track to meet its bottom line profitability goals for Fiscal 2012 while effectively managing an aggressive expansion of the geographic footprint and customer base.  Further, Mr. Rochwarger helped IDT Energy respond to difficult weather and other conditions in the marketplace.

Mr. Goldin was awarded a bonus of $49,000. Mr. Goldin was key to the spin-off from IDT and the development of a finance and accounting staff for Genie that was integrated with other Genie functions.  He took on more responsibility as additional functions were transitioned from IDT.  His role as Chief Financial Officer became increasingly demanding with the spin-off, and he performed the internal functions and presented Genie to the outside world in an effective manner.

At a meeting held on February 13, 2013, management presented to the Compensation Committee, the Company’s performance for the period from August 1, 2012 through December 31, 2012, which we refer to as the Partial Year Period, and proposed bonuses to be paid for that period, with future bonuses to be based on December 31 fiscal year end cycle.  Management cited the progress made in accomplishing the goals previously outlined, and the continuation of the performance that supported the bonus decisions in respect of the period from August 1, 2011 through July 31, 2012 (the prior full fiscal year, which we refer to as the Prior Fiscal 2012 Period).  These amounts are set forth in the bonus column of our Named Executive Compensation Table for Fiscal 2013 as they were paid in Fiscal 2013 and not included in Fiscal 2012 bonus in last year’s proxy statement.

Mr. Jonas was awarded a bonus of $122,500 in respect of the Partial Year Period, which was a prorated amount of the bonus received in respect of the Prior Fiscal 2012 Period.

Mr. Pupkin was awarded a bonus of $102,083 in respect of the Partial Year Period, which was a prorated amount of the bonus received in respect of the Prior Fiscal 2012 Period.

Mr. Rochwarger was awarded a bonus of $298,487 in respect of the Partial Year Period, in respect of the performance of IDT Energy which generated EBITDA during the Partial Period that was 67.5% higher than generated during the comparable period in calendar 2011.

Mr. Goldin was awarded a bonus of $25,000 in respect of the Partial Year Period, in accordance with his performance and as provided for in his employment agreement.

Mr. Greenstein was awarded a bonus of $10,417 in respect of the Partial Year Period, which was a prorated amount of the bonus received in respect of the Prior Fiscal 2012 Period.

Base Salaries

Base salaries were unchanged from the levels implemented during the Interim Period.

Incentive Equity Grants

There were no grants of equity securities in the Company to our executive officers made in Fiscal 2012.

During Fiscal 2012, we implemented some of the grants to executive officers of equity securities of certain subsidiaries that were approved by the Compensation Committee in December 2011.

Mr. Pupkin was awarded equity interests representing 0.125% of IEI, 0.125% of Afek and 0.125% of Genie Mongolia, the entity that is pursuing the Company’s efforts to explore for and commercialize oil shale deposits in that Asian country.  The awards were in respect of Mr. Pupkin’s active management of GOGAS and all of its projects, his contributions to the specific projects being undertaken by those entities and his efforts toward identifying and entering into arrangements with strategic partners for those operations.

Mr. Goldin was awarded equity interests representing 0.1% of IEI, 0.1% of Afek and 0.1% of Genie Mongolia.  The awards were in respect of Mr. Goldin’s role as CFO of all of Genie with particular attention to the funding of the efforts of GOGAS’ subsidiaries, and his attention to all arrangements with governmental agencies, partners and contractors for each of the projects.

Mr. Rochwarger was awarded deferred stock units for shares of common stock of IDT Energy representing 0.208% of the equity in IDT Energy on a fully diluted basis.  The grant was in respect of Mr. Rochwarger’s management of IDT Energy and his contribution to the growth and financial performance of that business unit.

On March 28, 2012, the Compensation Committee approved the grant to Howard Jonas of: (1) deferred stock units for shares of common stock of IDT Energy representing 2.5% of the equity in IDT Energy on a fully diluted basis, (2) ordinary shares of IEI representing 0.25% of the equity in IEI on a fully diluted basis, (3) ordinary shares of Afek representing 0.30% of the equity in Afek on a fully diluted basis, and (4) shares representing 0.25% of Genie Mongolia.  The grants were made in recognition of the substantial impact Mr. Jonas’ personal involvement in each of those ventures has had and continues to have on the ultimate success.  Since the inception of the ideas that led to each of the business units operated by such entities, Mr. Jonas has been actively involved in generating the idea, providing the impetus to develop the idea into a functioning operation, making key strategic decisions for each unit and obtaining the necessary contacts in the industry and elsewhere needed to support the operations.  With regard to IDT Energy, Mr. Jonas consistently ensured that it was allocated the necessary resources to support its development and growth as well as being actively involved in formulating the details of its operational parameters.  With regard to each of the GOGAS operations, Mr. Jonas was essential in determining which of the projects investigated by management was pursued, garnering political support and the involvement of strategic partners in each of the projects. For those executives with employment agreements, the treatment on termination of employment is determined by those agreements which are described below.

Interim Period

In the Interim Period, in connection with the spin-off of the Company from IDT, we entered into employment agreements with Messrs. Jonas, Pupkin and Goldin.  As Mr. Jonas is continuing to serve as Chairman of the Board and Chief Executive Officer of IDT, and Mr. Jonas and IDT are parties to an employment agreement, it was necessary for the Company and Mr. Jonas to enter into an agreement and to amend Mr. Jonas’ agreement with IDT to provide for the allocation between the Company and IDT of his time and efforts and obligations for compensation.  Following the spin-off, Mr. Pupkin was to serve as the Chief Executive Officer, and Mr. Goldin was to serve as Chief Financial Officer, of an independent public company, therefore, the Company felt that it was appropriate to enter into written, multi-year employment agreements with those executives.  The agreements are described below.  All such agreements were approved by the Company’s Board of Directors prior to the spin-off, approved by IDT as the sole stockholder of the Company prior to the spin-off and were ratified by the Compensation Committee consisting of independent directors following the spin-off.

Bonuses in respect of the Interim Period were included in bonuses paid for the period from August 1, 2011 through July 31, 2012 and are discussed above in the discussion of decisions made in Fiscal 2012.

In connection with the spin-off of Genie from IDT and the resulting increased responsibilities of being an executive officer of an independent public company, Mr. Pupkin’s annual base salary as Chief Executive officer was raised to $600,000, and Mr. Goldin’s annual base salary as Chief Financial Officer was raised to $250,000.  Mr. Rochwarger’s current base salary is $578,650.  During the Interim Period, it was determined to increase Mr. Rochwarger’s base salary, in part to offset the increased tax burden related to Mr. Rochwarger performing a portion of his duties for the Company in Israel.

In the Interim Period, following the spin-off, the Company granted restricted shares of our Class B Common Stock and options to purchase shares of Class B Common Stock, to employees and consultants, including our Named Executive Officers.  Our Named Executive Officers received grants commensurate with their roles at Genie and in order to provide an appropriate incentive for them to guide Genie as an independent entity and align their interests with Genie’s stockholders.  Mr. Jonas was awarded 55,000 shares of Class B Common Stock, Mr. Pupkin was awarded 37,463 shares of Class B Common Stock and 37,463 options to purchase shares of Class B Common Stock, Mr. Rochwarger was awarded 37,463 shares of Class B Common Stock and 37,463 options to purchase shares of Genie Class B Common Stock, and Mr. Goldin was awarded 12,042 shares of Class B Common Stock and 12,042 options to purchase shares of Class B Common Stock,

All grants of restricted shares and options vest over three years and, for those executives with employment agreements, the treatment on termination of employment is determined by those agreements which are described below.  All options have an exercise price of $6.85 which was the most recent closing price of the Genie Class B Common Stock preceding the grant.

In connection with the spin-off of the Company from IDT, holders of options to purchase IDT Class B common stock, received options to purchase shares of our Class B Common Stock, including certain of our executive officers.  Certain of those Genie options received by Mr. Rochwarger, which were scheduled to expire in the Interim Period, were extended through June 15, 2014 by the Compensation Committee on March 11, 2013.

Following the end of the Interim Period, certain executives received grants of equity interests in certain subsidiaries of the Company, in order to further align their interests with our stockholders in those areas of our businesses where they play a direct role in performance.

Fiscal 2011

In the Interim Period, our executives were also paid bonuses by IDT for their performance during Fiscal 2011, which ended on July 31, 2011.

For Fiscal 2011, IDT’s compensation committee set the following goals for company and executive performance: (i) meet or exceed Budgeted EBITDA of $34.2 million company-wide, (ii) generate positive operating cash flow, (iii) secure additional financing for IEI’s development efforts, (iv) evaluate and execute financing for IDT Telecom, (v) extend the IDT Energy financing arrangement with BP, (vi) reduce the carrying cost of the 520 Broad Street headquarters building through leasing, selling or restructuring, and (vi) completing internal restructuring and separation of business units.

During the Interim Period, management presented its results for Fiscal 2011 relative to such goals to the IDT’s compensation committee: (i) IDT recorded EBITDA of $37.6 million, exceeding the target by 9.9%, (ii) IDT had operating cash flow of $61.9 million and total cash flow of $30.5 million, including payment of $15 million in dividends and expending $7.5 million in buying back stock, (iii) Genie secured a $10 million capital raise from Rothschild, (iv) the IDT Telecom financing effort was deferred to Fiscal 2012, (v) the IDT Energy arrangement with BP was extended through 2014 and expanded to cover additional territories, (vi) the carrying costs on the building were reduced, but no strategic transaction was consummated, and (vi) the internal restructuring was completed and the Genie spin-off was completed in fall 2012.

In connection with such performance and accomplishments, individual bonus levels were determined and paid in the Interim Period.

Mr. Jonas received a bonus of $400,000.  The Compensation Committee determined that he was instrumental in his leadership of all of IDT’s business units, was integrally involved in the positive performance of IDT’s Telecom and Energy operations, and was essential in the efforts to obtain the Rothschild financing.  The bonus level was somewhat increased from the prior year level due to the significantly improved performance of IDT.

Mr. Pupkin was awarded a bonus of $325,000.  During Fiscal 2011, Mr. Pupkin had assumed substantially increased responsibilities in all of Genie’s business operations, in addition to continuing his role with respect to the Genie Oil & Gas operations. As a result, he was engaged in oversight of all of the Genie operating units, and thus was in a position to contribute to the company-wide positive financial performance. Further, Mr. Pupkin was the primary point person in the efforts toward consummating the Rothschild financing, played a lead role in the internal restructuring, particularly in respect of the spin-off of Genie, and was involved in numerous business development efforts across IDT.

Mr. Rochwarger was awarded a bonus of $464,872.  Mr. Rochwarger’ s direct management of IDT Energy was essential to IDT’s meeting its EBITDA and Cash flow goals for Fiscal 2011.  Under his leadership, IDT Energy expanded and improved its financial performance.  Included in that role was the extension and expansion of the BP arrangement, and facilitating the spin-off of Genie from IDT.  Further, Mr. Rochwarger assumed an executive role as Vice Chairman of Genie in addition to his role as Chief Executive Officer of IDT Energy.

Mr. Goldin was awarded a bonus of $26,250. During Fiscal 2011, Mr. Goldin took on the Genie Chief Financial Officer role and was instrumental in establishing the necessary functions for Genie to function as an independent entity and be prepared for the spin-off from IDT. He played a key role communicating with investors and in various discussions on financing and other arrangements for the business units within Genie, including the BP arrangement and the Rothschild financing.

Mr. Jonas’ base compensation in Fiscal 2011 was determined by his employment agreement with IDT that was in effect at the time, which provided for his base salary to be in the form of IDT stock, and his bonus was consistent with the overall company performance.  Mr. Jonas does not currently receive base compensation from the Company, but he is eligible to participate in bonus and other compensation programs as approved by the Compensation Committee.

Mr. Pupkin’s base salary in Fiscal 2011 was unchanged from the prior year, consistent with IDT’s cost cutting programs that limited increases in compensation.  His bonus (paid in Fiscal 2011 for performance during Fiscal 2010) was determined by his direct role in the goals enumerated by the compensation committee – specifically in securing an equity investment for Genie Oil and Gas and contribution to the effort in achieving renewed compliance with the NYSE listing standards, as well as other accomplishments of the Genie Oil & Gas operations he managed.

Mr. Rochwarger’s base salary in Fiscal 2011 was unchanged from the prior year, consistent with IDT’s cost cutting programs that limited increases in compensation.  His bonus (paid in Fiscal 2011 for performance during Fiscal 2010) was determined by his direct role in the goals enumerated by the compensation committee – specifically IDT Energy’s contribution to generating Adjusted EBITDA company-wide and positive operating cash flow, as well as the impact of IDT Energy’s financial performance in achieving renewed compliance with the NYSE listing standards.

The stock grants issued to Messrs. Pupkin, Goldin and Rochwarger in Fiscal 2011 were part of a grant to certain key management personnel made as IDT completed its cost cutting and turn-around effort, in recognition of the contributions made by the individuals to that effort, to shaping the strategic vision and growth plan of IDT, and to the significant increase in the market prices for IDT’s equity that IDT believed was significantly related to the successful effort.  The individual grant levels were determined in discussions with management and the compensation committee and were linked to the contributions made to the multi-year effort by the management personnel in question.

Goals for 2014

At a meeting held on March 10, 2014, the Compensation Committee approved the following goals for Fiscal 2014.  Consistent with its undertakings to match compensation with company and individual performance, goals have been set for the company as well as for individual executive officers.

Company-Wide Goals

•	Successfully begin drilling operations on the exploration license for Northern Israel
•	Optimize profitability and cash generation at IDTE
•	Continue to grow IDTE’s customer base and expand into new markets
•	Increase market awareness of Genie and its goals and strategies
•	Improve financial management and controls

Howard Jonas, Chief Executive Officer

•	Continue to guide the strategic direction for Genie Energy Ltd, IDT Energy and GOGAS
•	Develop relationships with new strategic investors or potential investors for both IDTE and GOGAS
•	Develop strategic relationships with noteworthy US or international figures who influence policies in Genie jurisdictions and/or help attract capital
•	Establish relationships with oil & gas players who can help attract capital and/or provide operational expertise for GOGAS projects
•	Propose and work with senior management team to evaluate new complementary business opportunities or acquisitions for Genie business units
•	Work with Vice Chairman and CFO on general corporate matters

Ira Greenstein, President

•	Work closely with CEO and CFO to increase investor relations profile.
•	Develop relationships with key investment banks and consultants
•	Provide strategic direction on securities and legal matters

Geoff Rochwarger, Vice Chairman of Genie Energy Ltd, Chief Executive Officer of IDT Energy and Chief Executive of Genie Energy Israel

•	Expand IDT Energy’s market footprint into new utility regions, geographies and sales channels that match IDTE’s business model and regulatory requirements
•	Grow IDTE customer/meter base assuming we can attain target profitability and payback
•	Achieve Annual Adjusted EBITDA of $25MM for IDTE, assuming “normal” weather and market conditions
•	Lead the integration of the newly acquired Epiq and Diversegy business units
•	Manage GOGAS projects in Israel in coordination with CEO and Chairman of Genie Israel
o	Work with project teams to appropriately staff GOGAS team to execute projects
o	Manage IEI’s activities and budget through complex permitting process
•	Work with CEO and CFO on relationships with investor and banking and research community

Avi Goldin, Chief Financial Officer

•	Manage Genie’s global finance and accounting staff in the US, Israel and Mongolia:
o   Timely and accurate reporting of quarterly and annual results
o   Attain clean financial and SOX audits for FY2014
o   Improve financial oversight and control across the company
•	Manage relationship with IDT Accounting, Internal Audit and Information Systems via the TSA
•	Assist in the financial integration of the newly acquired Epiq and Diversegy operations
•	Maintain a strong working relationship with external and internal auditors
•	Work with the CEO in business development efforts for new markets/resources for GOGAS, providing corporate development support
•	Assist in executing transactions with potential strategic and/or financial implications for the Company
•	Lead the continued development of Genie’s relationships with the financial community, including investors, bankers and research analysts
•	Expand Genie’s public investor relations activities

Employment Agreements

In connection with, and effective upon, consummation of the spin-off, each of Messrs. Jonas, Pupkin and Goldin entered into employment agreements with the Company that provide for base compensation, payments, treatment of equity awards on termination of employment, and other terms of employment.  On December 9, 2013, in connection with Mr. Pupkin stepping down as Chief Executive Officer in favor of Mr. Jonas, the Company entered into an Amended and Restated Employment Agreement with Mr. Pupkin and in March 2014, in connection with Mr. Jonas assuming the Chief Executive Officer position, the Company entered into an Amended and Restated Employment Agreement with Mr. Jonas, which is effective as of January 1, 2014. The following is a description of the material terms of the compensation provided pursuant to the employment agreements.

Howard Jonas: Mr. Jonas entered into an amended and restated employment agreement with the Company, effective as of January 1, 2014, pursuant to which Mr. Jonas serves as Chairman of the Board of Directors and Chief Executive Officer of the Company. Under the terms of the Jonas Employment Agreement, Mr. Jonas was granted options to purchase 3,000,000 shares of Class B Common Stock (the “Options”) as base compensation for the five-year period from January 1, 2014 to December 31, 2018, as well as a cash base salary in an amount not to exceed $50,000 per annum in order to allow Mr. Jonas to participate in the Company’s employee benefits programs and certain other matters.  Per the agreement, Mr. Jonas is eligible to receive bonuses as determined by the Compensation Committee, but no minimum or target amounts or criteria therefor are set out in the agreement.  The Options are to vest in five equal annual installments, commencing on December 15, 2014, with an expiration date of ten years from the grant date. Except as otherwise agreed upon by the Company and Mr. Jonas, for any period following the initial five-year term of the agreement, the Company shall pay Mr. Jonas an annual Base Salary of at least $2,000,000, in cash or equity interests or a combination thereof, all as mutually agreed to by the Company and Mr. Jonas.

If Mr. Jonas’ employment is terminated due to his death or disability, as defined in the agreement, the Company shall pay Mr. Jonas (or his beneficiary) (i) all unpaid amounts of annual base salary, if any, to which Mr. Jonas was entitled as of the date of termination, and (ii) all unpaid amounts to which Mr. Jonas was then entitled under any employee benefit plans, perquisites or other reimbursements.  In addition, in the event of Mr. Jonas’ death, the Company shall pay Mr. Jonas’ estate a lump sum payment equal to twelve (12) months of the cash portion of Mr. Jonas’ salary (at the rate in effect on the date of his death) and any unvested Options or equity grants in the Company or subsidiaries shall vest upon death or disability.

In the event Mr. Jonas’ employment is terminated by the Company for “cause” or by Mr. Jonas for other than “good reason”, the Company shall pay Mr. Jonas all unpaid amounts, if any, to which Mr. Jonas was entitled as of the date of termination and all unpaid amounts to which Mr. Jonas was then entitled under any employee benefit plans, perquisites or other reimbursements.  In the event Mr. Jonas’ employment was terminated for “cause”, then the pro rata portion (as such term is defined in the agreement) of the Options that have not yet vested as of the date of termination shall vest and all the other Options that have not yet vested shall be forfeited.

In addition, in the event the Company terminates his employment, other than for “cause”, or if Mr. Jonas terminates his employment for “good reason”, the Company shall pay Mr. Jonas all unpaid amounts, if any, to which Mr. Jonas was entitled as of the date of termination and all unpaid amounts to which Mr. Jonas was then entitled under any employee benefit plans, perquisites or other reimbursements.  In addition, Mr. Jonas’ equity grants shall accelerate and vest as of the date of termination and the Company shall pay Mr. Jonas a lump sum payment equal to twelve (12) months of the cash portion of Mr. Jonas’ salary (at the rate in effect on the date of his death).

Pursuant to the agreement, Mr. Jonas has agreed not to compete with the Company for a period of one year following the termination of his employment (other than termination of his employment for “good reason” or by the Company other than for “cause”). The agreement has a term from January 1, 2014 until December 31, 2018 and shall automatically be renewed or extended for additional one-year periods unless, not later than ninety (90) days prior to any such expiration, the Company or Mr. Jonas shall have notified the other party in writing that such renewal extension shall not take effect.

The agreement defines “cause” as: (i) Mr. Jonas’ conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State thereof, or (ii) Mr. Jonas’ willful and continued failure to substantially perform his duties under the Jonas Employment Agreement (other than any such failure resulting from his incapacity due to physical or mental illness), after written notice has been delivered to Mr. Jonas by the Company, and Mr. Jonas’ failure to substantially perform his duties is not cured within ten (10) business days after notice of such failure has been given to Mr. Jonas.

The agreement defines “good reason” as:  the occurrence (without Mr. Jonas’ express written consent) of (i) a material breach of the agreement by the Company; (ii) the assignment to Mr. Jonas of any duties inconsistent with Mr. Jonas’ status as a senior executive officer of the Company or a material adverse alteration in the nature or status of Mr. Jonas’ responsibilities; (iii) any purported termination of Mr. Jonas’ employment which is not effected pursuant to a proper notice of termination under the Jonas Employment Agreement; (iv) a material reduction in Mr. Jonas’ annual base salary; (v) a material reduction in Mr. Jonas’ positions, duties, responsibilities or reporting lines from those provided in the Jonas Employment Agreement; (vi) relocation of Mr. Jonas’ principal place of employment to a location more than 50 miles outside of the Metropolitan, New York area; or (vii) a “Change in Control.”

A “Change in Control” is defined as: the occurrence of either of the following: (i) any person is or becomes the beneficial owner of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; or (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Company’s Board of Directors cease to constitute at least a majority of the Board, excluding any individual whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

Mr. Jonas has an employment agreement with IDT and had employment agreements with IDT in place throughout the periods covered by the Summary Compensation Table.  Effective with the spin-off, and again upon his stepping down as Chief Executive Officer of IDT, Mr. Jonas and IDT amended the employment agreement between Mr. Jonas and IDT.

Mr. Jonas’ employment agreement with IDT does not govern his employment by or relationship with the Company. Mr. Jonas continues to serve as the Chairman of the Board of IDT.

Claude Pupkin: Mr. Pupkin and the Company entered into the amended and restated employment agreement, dated as of December 9, 2013 (the “Amendment Date”), pursuant to which Mr. Pupkin is paid an annual base salary of $600,000 between the Amendment Date and April 30, 2014 and $300,000 for the remainder of the term.  Mr. Pupkin served as Chief Executive Officer through December 31, 2013, and is to serve as a Senior Vice President of the Company thereafter. Mr. Pupkin is also eligible to participate, at a level as shall be approved by the Compensation Committee, in any bonus program established by the Company for its senior executive management. During the term of the Pupkin Employment Agreement, Mr. Pupkin is eligible to participate in the Company’s medical, dental, life and disability programs as well as the Company’s 401(k) savings plan.

Pursuant to Mr. Pupkin’s original agreement with the Company, Mr. Pupkin was entitled to an $850,000 severance payment in the event Mr. Pupkin was terminated without cause or resigned for good reason.  Upon Mr. Pupkin’s change in role from Chief Executive Officer to Senior Vice President, Mr. Pupkin received $425,000 and remainder will be paid upon termination of his employment with the Company.

Should Mr. Pupkin be terminated due to his death or disability, as defined in the Pupkin Employment Agreement, Mr. Pupkin (or, in the event of his death, his estate) shall receive any accrued or vested compensation, including salary, commission, bonus(es), reimbursement for unpaid and approved business expenses through the date of termination, plus his base salary (at the rate in effect at the time of his death) for the greater of (i) the six month period following Mr. Pupkin’s death or (ii) the remainder of the term of the Pupkin Employment Agreement, not to exceed one year, and following death or disability the Company shall pay Mr. Pupkin a severance in the amount of $425,000 .

Should Mr. Pupkin be terminated without “cause” or should he resign for “good reason”, the Company shall pay a severance payment of $425,000 plus an amount equal to Mr. Pupkin’s base salary (at a $300,000 annual rate) for a period of eighteen (18) weeks from the date of termination, and Mr. Pupkin shall be entitled to the following: (i) all of Mr. Pupkin’s existing equity grants shall accelerate and fully vest, (ii) a pro rata share (based on the portion of the  relevant twelve (12)-month period on which the date of termination occurs) of the equity grants made to Mr. Pupkin pursuant to the revised agreement shall vest, (iii) fifty percent (50%) of the remainder of the such new equity grant shall vest, and (iv) all other awards theretofore granted to the Mr. Pupkin under the Company’s incentive plans shall immediately vest (and the restrictions thereon lapse) on the day immediately prior to the date of termination, subject to Mr. Pupkin’s execution of the Company’s standard release agreement.

The Pupkin Employment Agreement has a three year term.

The agreement defines “cause”: (i) Mr. Pupkin’s indictment or conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State thereof; (ii) Mr. Pupkin’s commission of fraud, embezzlement or gross negligence; (iii) Mr. Pupkin’s willful or continued failure to perform an act permitted by the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics that is within his material duties under the Pupkin Employment Agreement (other than by reason of physical or mental illness or disability) or directives of the Board, or material breach of the terms of the Pupkin Employment Agreement or his non-disclosure and non-competition conditions, in each case, after written notice has been delivered to Mr. Pupkin by the Company, and Mr. Pupkin’s failure to substantially perform his duties or breach is not cured within fifteen (15) business days after such notice has been given to Mr. Pupkin; (iv) any misrepresentation by Mr. Pupkin of a material fact to or concealment by Mr. Pupkin of a material fact from the Company’s Board, Chairman of the Board, and/or general counsel; or (v) any material violation of the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics.

The agreement defines “good reason” as: (i) the Company’s failure to perform its material duties under the Pupkin Employment Agreement, which failure has not been cured by the Company within fifteen (15) days of its receipt of written notice thereof from Mr. Pupkin; (ii) a reduction by the Company (without the consent of Mr. Pupkin) in Mr. Pupkin’s base salary, or substantial reduction in the other benefits provided to Mr. Pupkin; (iii) the assignment to Mr. Pupkin of duties inconsistent with Mr. Pupkin’s status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of Mr. Pupkin’s responsibilities; (iv) the assignment of duties inconsistent with the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics; (v) any purported termination of Mr. Pupkin’s employment not in accordance with the terms of the Pupkin Employment Agreement; or (vi) any “Change in Control” of the Company.  A “Change in Control” is defined as: if (A) any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), other than Howard Jonas, members of his immediate family, his affiliates, trusts or private foundations established by or on his behalf, and the heirs, executors or administrators of Howard Jonas, shall acquire in one or a series of transactions, whether through sale of stock or merger, voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company or any successor entity of the Company, or (B) the stockholders of the Company shall approve a complete liquidation or dissolution of the Company.

Avi Goldin: Mr. Goldin and the Company entered into an employment agreement, effective as of October 28, 2011, pursuant to which Mr. Goldin is paid an annual base salary of $250,000 to serve as the Chief Financial Officer of the Company. Mr. Goldin, subject to satisfaction with his job performance by the Chief Executive Officer and the Chairman of the Board, and specific criteria that may be established from time to time, as well as approval by the Compensation Committee, also shall receive a target annual bonus of $50,000, $75,000 and $100,000 in the first, second and third year of the term, respectively, and in such amount as shall be agreed upon during any extension of the term of the agreement. The agreement has a three year term and shall automatically be renewed or extended for additional one-year periods unless, not later than ninety (90) days prior to any such expiration, the Company or Mr. Goldin shall have notified the other party in writing that such renewal extension shall not take effect. During the term of the agreement, Mr. Goldin is eligible to participate in the Company’s medical, dental, life and disability programs as well as the Company’s 401(k) savings plan.

Should Mr. Goldin be terminated due to his death or disability, as defined in the Goldin Employment Agreement, Mr. Goldin (or, in the event of his death, his estate) shall receive any accrued or vested compensation, including salary, commission, bonus(es), reimbursement for unpaid and approved business expenses through the date of termination.

If Mr. Goldin is terminated by the Company for “cause” or if Mr. Goldin resigns without “good reason”, Mr. Goldin shall be entitled to receive accrued or vested compensation, including salary, commission, and bonus(es), and to be reimbursed for unpaid and approved business expenses, through the date of termination.

If the Company terminates Mr. Goldin without “cause”, or if Mr. Goldin resigns for “good reason” (which includes, among other things, a “change of control” of the Company, as defined in the agreement), or upon expiration of the term, and in the event that the Company does not offer to extend the term of the agreement , and the Company and Mr. Goldin do not agree on terms and conditions for continued employment, the Company, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, shall pay to Mr. Goldin all accrued or vested compensation, including salary, commission, and bonus(es), and reimburse Mr. Goldin for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to the greater of (i) the amount Mr. Goldin would be entitled to under Company policy applicable to management employees in effect at the time of termination, or  (ii) Mr. Goldin’s base salary plus his target bonus (at the rates in effect on the date of termination) for the remainder of the term of the agreement, but in no event less than a 12-month period.  In addition, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Goldin under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

The agreement defines “cause” as: (i) Mr. Goldin’s indictment or conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State thereof; (ii) Mr. Goldin’s commission of fraud, embezzlement or gross negligence; (iii) Mr. Goldin’s willful or continued failure to perform an act permitted by the Company’s rules, policies or procedures, including without limitation, the Company’s  Code of Business Conduct and Ethics that is within his material duties under the Goldin Employment Agreement (other than by reason of physical or mental illness or disability) or directives of the Board, or material breach of the terms of the Goldin Employment Agreement or of his non-disclosure and non-competition conditions, in each case, after written notice has been delivered to Mr. Goldin by the Company, and Mr. Goldin’s failure to substantially perform his duties or breach is not cured within fifteen (15) business days after such notice has been given to Mr. Goldin; (iv) any misrepresentation by Mr. Goldin of a material fact to or concealment by Mr. Goldin of a material fact from the Company’s Board, Chairman of the Board, Chief Executive Officer and/or general counsel; or (v) any material violation of the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics.

The agreement, defines “good reason” as: (i) the Company’s failure to perform its material duties under the Goldin Employment Agreement, which failure has not been cured by the Company within fifteen (15) days of its receipt of written notice thereof from Mr. Goldin; (ii) a reduction by the Company (without the consent of Mr. Goldin, which consent may be revoked at any time) in Mr. Goldin’s base salary, or substantial reduction in the other benefits provided to Mr. Goldin; (iii) the assignment to Mr. Goldin of duties inconsistent with Mr. Goldin’s status as a senior executive officer of the Company; (iv) the relocation of Mr. Goldin’s principal place of employment to a location more than thirty-five (35) miles from its current Newark, New Jersey location or outside of the New York City metropolitan areas; (v) the assignment of duties inconsistent with the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics; (vi) any purported termination of Mr. Goldin s employment not in accordance with the terms of the Goldin Employment Agreement; or (vii) any “Change in Control” of the Company.  A “Change in Control” is defined as: if (A) any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), other than Howard Jonas, members of his immediate family, his affiliates, trusts or private foundations established by or on his behalf, and the heirs, executors or administrators of Howard Jonas, shall acquire in one or a series of transactions, whether through sale of stock or merger, voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company or any successor entity of the Company, or (B) the stockholders of the Company shall approve a complete liquidation or dissolution of the Company.

Potential Post-Employment Payments

Certain of the Company’s executives with employment agreements are entitled under such agreements to payments upon termination.

For Mr. Jonas, the Chairman of the Company’s Board of Directors and the Company’s Chief Executive Officer, if his employment is terminated (i) due to his death or disability, (ii) by the Company with or without cause, or (iii) by Mr. Jonas for any reason, Mr. Jonas (or his beneficiary) shall be entitled to receive all unpaid amounts (A) of annual base salary, if any, to which Mr. Jonas was entitled as of the date of termination and (B) to which Mr. Jonas was then entitled under any  employee benefits, perquisites or other reimbursements.  In the event of Mr. Jonas’ death or disability, or if the Company terminates his employment other than for cause, or if Mr. Jonas terminates his employment for good reason, Mr. Jonas (or, in the event of his death, his estate) shall be paid the Severance and all equity grants including the Options shall accelerate and vest as of the date of termination. In addition, in the event the Company terminates Mr. Jonas’ employment for cause, then the pro rata portion of the Options that have not vested as of the date of termination shall accelerate and vest and all other Options that had not yet vested shall be forfeited.

For Mr. Pupkin, the Company’s Former Chief Executive Officer, if his employment is terminated due to his death or disability, Mr. Pupkin (or, in the event of his death, his estate) shall be entitled to receive any accrued or vested compensation, including salary, commission, bonus(es), reimbursement for unpaid and approved business expenses through the date of termination, plus his base salary (at the rate in effect at the time of his death) for the greater of (i) the six month period following Mr. Pupkin’s death or (ii) the remainder of the term of the Pupkin Employment Agreement, not to exceed one year and following Mr. Pupkin’s death or disability the Company shall pay Mr. Pupkin a severance in the amount of $425,000. If Mr. Pupkin’s employment is terminated without cause or should he resign for good reason, the Company shall pay a severance payment of $425,000 plus an amount equal to Mr. Pupkin’s base salary (at a $300,000 annual rate) for a period of eighteen (18) weeks from the date of termination, and Mr. Pupkin shall be entitled to the following: (i) all of Mr. Pupkin’s existing equity grants shall accelerate and fully vest, (ii) a pro rata share (based on the portion of the  relevant twelve (12)-month period on which the date of termination occurs) of Mr. Pupkin’s new equity grant (as defined in the Pupkin Employment Agreement) shall vest, (iii) fifty percent (50%) of the remainder of the new equity grant shall vest, and (iv) all other awards theretofore granted to the Mr. Pupkin under the Company’s incentive plans shall immediately vest (and the restrictions thereon lapse) on the day immediately prior to the date of termination, subject to Mr. Pupkin’s execution of the Company’s standard release agreement.

If the Company terminates Mr. Pupkin’s employment for Cause, or if Mr. Pupkin shall resign from the Company without Good Reason, (i) Mr. Pupkin shall be entitled to severance in the amount of $425,000, (ii) Mr. Pupkin’s existing equity grants (as defined in the Pupkin Employment Agreement) shall accelerate and fully vest and (iii) Mr. Pupkin shall be entitled to receive accrued or vested compensation, including salary, commission, and bonus(es), through the date of termination, and have the right to be reimbursed for unpaid and approved business expenses (in accordance with the Company’s normal business expense reimbursement procedures) through such date of termination.

If Mr. Pupkin’s employment is not renewed under the Pupkin Employment Agreement, (A) Mr. Pupkin shall be entitled to receive, (1) all accrued or vested compensation, including salary, commission, and bonus(es) through the date of termination, (2) unpaid and approved business expenses through the date of termination, and (3) a severance payment in the amount of $425,000, subject to Mr. Pupkin’s execution of a release agreement.

For Mr. Goldin, the Company’s Chief Financial Officer, if his employment is terminated due to his death or disability, Mr. Goldin (or, in the event of his death, his estate) shall be entitled to receive any accrued or vested compensation, including salary, commission, bonus(es), reimbursement for unpaid and approved business expenses through the date of termination. If Mr. Goldin is terminated by the Company for cause or if Mr. Goldin resigns without good reason, Mr. Goldin shall be entitled to receive accrued or vested compensation, including salary, commission, and bonus(es), and to be reimbursed for unpaid and approved business expenses, through the date of termination. If the Company terminates Mr. Goldin without cause, if Mr. Goldin resigns for good reason, or if the Company does extend the term of the Goldin Employment Agreement, (i) Mr. Goldin shall be paid all accrued or vested compensation, including salary, commission, and bonus(es), and shall be reimbursed for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to the greater of (i) the amount Mr. Goldin would be entitled to under Company policy applicable to management employees in effect at the time of termination, or (ii) Mr. Goldin’s base salary plus his target bonus under the Goldin Employment Agreement (at the rates in effect on the date of termination) for the remainder of the term of the Goldin Employment Agreement, but in no event less than a 12-month period, and (ii) all awards theretofore granted to Mr. Goldin under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

Please see the section above entitled “Employment Agreements” for more details on these payments and the employment agreements of these executive officers, generally.

The following table and related footnotes describe and quantify the amount of post termination payments that would be payable to each of the Named Executive Officers of the Company who have employment agreements in the event of termination of such Named Executive Officer’s employment as of December 31, 2013 under various employment-related scenarios pursuant to the employment Agreements entered into with each of the Named Executive Officers set forth in the table below utilizing a per share stock price of $10.21, the closing market price of the Company’s common stock on December 31, 2013, the last trading day of Fiscal 2013. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those presented in the following table. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the Named Executive Officer’s age.

Name	Benefit($)	Death ($)		Disability($)		By Company w/o Cause ($)		By Company w/ Cause ($)		By NEO w/o Good Reason ($)		By NEO w/ Good Reason ($)
Howard S. Jonas	Severance	50,000		50,000		50,000		—		—		50,000
	Restricted Stock	187,180	(1)	187,180	(1)	187,180	(1)	—		—		187,180	(1)
	Stock Options	19,044,319	(2)	19,044,319	(2)	19,044,319	(2)	—		—		19,044,319	(2)

Claude Pupkin	Severance	1,025,000		425,000		528,846		425,000		425,000		528,846
	Restricted Stock	—		—		311,282	(3)	311,282	(3)	311,282	(3)	311,282	(3)
	Stock Options	—		—		74,838	(4)	—		—		74,838	(4)

Avi Goldin	Severance	—		—		350,000		—		—		350,000
	Restricted Stock	—		—		—		—		—		—
	Stock Options	—		—		—		—		—		—

(1)	Represent the accelerated vesting of 18,333 shares of restricted Class B Common Stock.
(2)	Represent the accelerated vesting options to purchase 3,000,000 shares of Class B Common Stock.
(3)	Represents the accelerated vesting of 30,488 shares of restricted Class B Common Stock.
(4)	Represents the accelerated vesting of options to purchase 12,487 shares of Class B Common Stock.

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation paid or awarded to our Named Executive Officers by the Company for services performed during Fiscal 2013. Prior to the spin-off, all of the Named Executive Officers were employees of IDT and all compensation for periods prior to the spin-off disclosed in the table below was paid by IDT for services provided by the Named Executive Officers to our business segments and other units of IDT.

Name and Principal Position	Fiscal Year/ Interim Period	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)(3)		Option Awards ($)(2)		All other Compensation ($)		Total ($)
	Fiscal 2013	$—		$300,000	$—		$19,265,579		$—		$19,565,579
Howard S. Jonas	Fiscal 2012	$—		$416,500	$2,763,250	(4)	$—		$311,433	(5)	$3,491,183
Chairman of the Board and	Interim Period	$14,807		$—	$376,750	(6)	$—		$—		$391,557
Chief Executive Officer	Fiscal 2011	$36,004	(7)	$400,000	$—		$—		$350	(8)	$436,354

	Fiscal 2013	$600,000		$229,000	$—		$—		$2,000	(10)	$831,000
Claude Pupkin	Fiscal 2012	$600,000		$347,083	$20,375	(11)	$—		$14,344	(12)	$981,802
Former Chief Executive Officer(9)	Interim Period	$222,885		$—	$256,622	(13)	$155,471	(14)	$—		$634,978
	Fiscal 2011	$485,000		$325,000	$1,514,160		$—		$2,450	(15)	$2,326,610

	Fiscal 2013	$578,189		$553,000	$19,156	(17)	$915	(18)	$24,146	(19)	$1,175,406
Geoffrey Rochwarger	Fiscal 2012	$555,184		$726,169	$226,720	(20)	$1,038	(21)	$21,725	(22)	$1,530,836
Vice Chairman(16)	Interim Period	$226,311		$—	$256,622		$155,471	(23)	$12,515	(24)	$650,919
	Fiscal 2011	$528,650		$464,872	$1,514,160		$—		$14,500	(24)	$2,522,182

	Fiscal 2013	$250,000		$90,000	$—		—		$2,000	(10)	$342,000
Avi Goldin	Fiscal 2012	$250,000		$74,000	$16,300	(26)			$2,897	(27)	$343,197
Chief Financial Officer(25)	Interim Period	$86,385		$—	$82,488	(28)	$49,974		$—		$218,847
	Fiscal 2011	$175,000		$26,250	$140,200		$—		$—		$341,450

Ira Greenstein	Fiscal 2013	$36,058		$—	$658,345	(30)	3,660	(31)	$2,000	(10)	$700,063
President(29)

(1)
The amounts shown in this column reflect bonuses paid for performance during the relevant period irrespective of when such bonus was paid.  Because of the timing of bonus determinations during the periods impacted by the change in our fiscal reporting period, the amounts listed for Fiscal 2012 reflect bonuses paid for performance during the Interim Period as well as Fiscal 2012. The bonus amounts listed for Fiscal 2011 were paid in respect of performance during the period from August 1, 2010 through July 31, 2011.

(2)
The amounts shown in this column reflect the aggregate grant date fair value of stock option and restricted stock awards computed in accordance with FASB ASC Topic 718. In valuing such awards, Genie made certain assumptions. For a discussion of those assumptions, please see Note 10 to Genie’s Consolidated Financial Statements included in Genie’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2013.  Grants of restricted shares of common stock of Genie Mongolia, Inc. to Messrs. Jonas, Pupkin and Goldin had a nominal grant date fair value.

(3)
Mr. Jonas received grants of stock in lieu of base compensation for certain periods including Fiscal 2011. Because such grant was made prior to Fiscal 2011, its value is not reflected in the table for that year.

(4)
On March 28, 2012, Mr. Jonas received deferred stock units representing the right to receive 50.56 shares of common stock, par value $0.01 per share, of IDT Energy, Inc. (representing 2.5% of the equity in IDT Energy on a fully-diluted basis), the Company’s retail energy provider  (“IDT Energy”)with a grant date value of $2,725,000.  On March 28, 2012, Mr. Jonas also received 258 restricted ordinary shares, nominal value NIS 1.00 per share, of the Company’s subsidiary, Israel Energy Initiatives Ltd. (“IEI”) (representing 0.25% of the equity in IEI on a fully diluted basis) with a grant date value of $38,250.

(5)	Represents dividends paid on shares of Restricted Stock.
(6)
Does not include 2,059,760 shares of Restricted Stock (with a grant date value of $18,640,828) granted to Mr. Jonas upon the spin-off of the Company from IDT in respect of  IDT Corporation Restricted Stock then held by Mr. Jonas.  Such IDT Restricted Stock is reflected as compensation in prior periods and there was no additional value granted to Mr. Jonas in respect thereof upon the spin-off.

(7)
Represents an amount paid in order to facilitate the provision of employee benefits to Mr. Jonas and allow for salary deductions to pay the employee portion of the costs thereof by Mr. Jonas under IDT’s policy.  Such amount was deducted from Mr. Jonas’ bonus compensation and the amount shown under Bonus compensation is the amount actually received for the period, when the amount determined for Mr. Jonas was actually higher by the cash salary amount.

(8)	IDT Corporation’s matching contribution to Mr. Jonas’ IDT stock account established under the IDT 401(k) plan.
(9)	Mr. Pupkin served as the Company’s Chief Executive Officer from August 2011 to December 31, 2013.
(10)	Genie Energy Ltd.’s contribution to the Named Executive Officer’s account established under the Genie 401(k) plan.
(11)
On January 2, 2012, Mr. Pupkin received 1.271 restricted ordinary shares, nominal value NIS 1.00 per share, of the Company’s subsidiary, Afek Oil and Gas Ltd. (“Afek”) (representing 0.125% of the equity in Afek on a fully diluted basis) with a grant date value of $1,250. Mr. Pupkin also received 129 restricted ordinary shares, nominal value NIS 1.00 per share, of IEI(representing 0.125% of the equity in IEI on a fully diluted basis) with a grant date value of $19,125.

(12)	Represents dividends paid on Restricted Stock.
(13)
Does not include 54,000 shares of Restricted Stock (with a grant date value of $488,700) granted to Mr. Pupkin upon the spin-off of the Company from IDT in respect of  IDT Corporation Restricted Stock then held by Mr. Pupkin.  Such IDT Restricted Stock is reflected as compensation in prior periods and there was no additional value granted to Mr. Pupkin in respect thereof upon the spin-off.

(14)	Does not include options in the amount of $11,497 granted to Mr. Pupkin by virtue of Mr. Pupkin’s ownership of IDT options in connection with the spin-off of the Company from IDT Corporation.
(15)	IDT Corporation’s matching contribution to Mr. Pupkin’s IDT stock account established under the IDT 401(k) plan.
(16)	Mr. Rochwarger served as the Company’s Chief Executive Officer from inception to August 2011 and has served as Vice Chairman since August 2011.
(17)
On August 8, 2013, Mr. Rochwarger received 129 restricted ordinary shares, nominal value NIS 1.00 per share, of IEI (representing 0.125% of the equity in IEI on a fully diluted basis). Does not include (i)18,000 shares of Restricted Stock, which fully vested upon grant, pursuant to a deferred stock unit on January 5, 2013 (with an original grant date value of $504,720) granted to Mr. Rochwarger upon the spin-off of the Company from IDT in respect of  IDT Corporation deferred stock units then held by Mr. Rochwarger.  Such IDT deferred stock units are reflected as compensation in prior periods and there was no additional value granted to Mr. Rochwarger in respect thereof upon the spin-off, (ii) grant of 144 restricted ordinary shares nominal value NIS 1.00 per share, of Afek (representing 0.125% of the equity in Afek on a fully diluted basis) to Mr. Rochwarger as it had a nominal grant date fair value and (iii) 7,957 shares of Restricted Stock, which fully vested upon grant, pursuant to a deferred stock unit of IDT Energy with the right to exchange for the Company’s restricted Class B Common Stock on August 7, 2013(with an original grant date value of ($226,720) granted to Mr. Rochwarger in Fiscal 2012 and was reflected as compensation is such period and there was no additional value granted to Mr. Rochwarger in respect thereof.

(18)	Consists of the incremental fair value, computed in accordance with FASB ASC Topic 718, of the twelve month extension of options to purchase 899 shares of Class B Common Stock.
(19)
Consist of dividends paid on shares of Restricted Stock in the amount of $3,294, car, fuel and phone expenses paid by the Company on behalf of Mr. Rochwarger in the amount of $18,852 and Genie Energy Ltd.’s contribution to Mr. Rochwarger’s account established under the Genie 401(k) plan in the amount of $2,000.

(20)
Consists of $226,720 with respect to Mr. Rochwarger receipt of deferred stock units representing the right to receive 4.21 shares of common stock, par value $0.01 per share, of IDT Energy (representing .2% of the equity in IDT Energy on a fully-diluted basis), on January 23, 2012. Does not include 18,000 shares of Class B common stock pursuant to a deferred stock unit on January 5, 2012 (with an original grant date value of $504,720) granted to Mr. Rochwarger upon the spin-off of the Company from IDT in respect of  IDT Corporation deferred stock units then held by Mr. Rochwarger.  Such IDT deferred stock units are reflected as compensation in prior periods and there was no additional value granted to Mr. Rochwarger in respect thereof upon the spin-off.

(21)	Consists of the incremental fair value, computed in accordance with FASB ASC Topic 718, of the fourteen month extension of options to purchase 899 shares of Class B Common Stock.
(22)	Consist of dividends paid on shares of Restricted Stock in the amount of $6,856 and car, fuel, phone and internet expenses paid by the Company on behalf of Mr. Rochwarger in the amount of $14,869.
(23)
Does not include options in the amount of $11,873 granted to Mr. Rochwarger by virtue of Mr. Rochwarger’s ownership of IDT options in connection with IDT Corporation’s pro-rata spin-off of the Company.

(24)	Car, fuel, phone and internet expenses paid by the Company on behalf of Mr. Rochwarger.
(25)	Mr. Goldin has served as Chief Financial Officer since August 2011
(26)
On January 2, 2012, Mr. Goldin received 1.01 restricted ordinary shares, nominal value NIS 1.00 per share, of Afek (representing 0.1% of the equity in Afek on a fully diluted basis) with a grant date value of $1,000. Mr. Goldin also received 103 restricted ordinary shares, nominal value NIS 1.00 per share, of IEI (representing 0.1% of the equity in IEI on a fully diluted basis) with a grant date value of $15,300.

(27)	Represents dividends paid on shares of Restricted Stock.
(28)
Does not include 5,000 shares of Restricted Stock (with a grant date value of $45,250) granted to Mr. Goldin upon the spin-off of the Company from IDT in respect of  IDT Corporation Restricted Stock then held by Mr. Goldin.  Such IDT Restricted Stock is reflected as compensation in prior periods and there was no additional value granted to Mr. Goldin in respect thereof upon the spin-off.

(29)	Ira Greenstein has served as President since December 2011. Mr. Greenstein was not a Named Executive Officer in Fiscal 2012, the Interim Period or Fiscal 2011.
(30)	On December 12, 2013, Mr. Greenstein received a grant of 63,917 shares of Restricted Stock.
(31)	Consists of the incremental fair value, computed in accordance with FASB ASC Topic 718, of the twelve month extension of options to purchase 3,556 shares of Class B Common Stock.

Grants of Plan-Based Awards

The following table provides information on grants of awards made to our Named Executive Officers in Fiscal 2013:

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)
Howard S. Jonas	12/12/2013	—	(1)	3,000,000	10.30	$19,265,579
Geoffrey Rochwarger	03/11/2013	—	(2)	889	6.85	$915	(3)
Ira Greenstein	12/12/2013	63,917		—	—	$658,345
	03/11/2013			3,556	6.85	$3,556	(4)

(1)
Does not include the issuance of 95,559 shares of Class B Common Stock in respect of the portion of a Deferred Stock Unit in equity of IDT Energy that was previously granted to Mr. Jonas that vested on August 7, 2013.

(2)
Does not include the issuance of 7,957 shares of Class B Common Stock in respect of the portion of a Deferred Stock Unit in equity of IDT Energy that was previously granted to Mr. Rochwarger that vested on August 7, 2013.

(3)
Consists of the incremental fair value, computed in accordance with FASB ASC Topic 718, of the twelve month extension of options to purchase 899 shares of Class B Common Stock. Does not include grants of 129 restricted ordinary shares of the Company’s subsidiary, Israel Energy Initiatives Ltd. and 144 restricted ordinary shares of the Company’s subsidiary, Afek Oil and Gas Ltd.

(4)	Consists of the incremental fair value, computed in accordance with FASB ASC Topic 718, of the twelve month extension of options to purchase 3,556 shares of Class B Common Stock.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information on the current holdings of stock options and unvested restricted stock and Deferred Stock Units by our Named Executive Officers at December 31, 2013.

Option Awards							Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Claude Pupkin	11/03/2011	2,074	—		6.85	11/06/2017	—		—
	11/03/2011	889	—		6.85	04/23/2017	—		—
	11/03/2011	24,976	12,487	(3)	6.85	11/02/2021	—		—
	—	—	—		—	—	30,487	(4)	311,282
Geoffrey Rochwarger	11/03/2011	889	—		6.85	06/15/2014	—		—
	11/03/2011	2,996	—		6.85	04/23/2017	—		—
	11/03/2011	24,976	12,487	(5)	6.85	11/02/2021	—		—
	—	—	—		—	—	12,487	(6)	127,492
Howard Jonas	12/12/2013	—	3,000,000	(7)	10.30	12/11/2023	18,333	(8)	187,180
Avi Goldin	11/03/2011	8,028	4,014	(9)	6.85	11/02/2021	—		—
	—	—	—		—	—	5,680	(10)	57,993
Ira Greenstein	11/03/2011	3,556	—		6.85	06/05/2014	—		—
	11/03/2011	1,185	—		6.85	07/22/2015	—		—
	11/03/2011	3,991			6.85	04/23/2017
	11/03/2011	2,167	1,084	(11)	6.85	11/02/2021	—		—
	—	—	—		—	—	71,666	(12)	731,710

(1)
The market value of unvested Class B restricted stock is calculated by multiplying the number of unvested stock held by the applicable named executive officer by the closing price of our Class B Common Stock on December 31, 2013 (the last trading day of Fiscal 2013), which was $10.21.

(2)
All options listed in this column of the table that were granted by virtue of options held to purchase IDT Corporation Class B common stock in connection with IDT Corporation’s pro-rata spin-off of the Company are fully vested.

(3)	12,487 shares will vest on November 3, 2014.
(4)	18,000 shares vested on January 5, 2014 and 12,487 shares will vest on November 3, 2014.
(5)	12,487 shares will vest on November 3, 2014.
(6)	12,487 shares will vest on November 3, 2014.
(7)	600,000 shares will vest on each of December 15, 2014, December 15, 2015, December 15, 2016, December 15, 2017 and December 15, 2018.
(8)	18,333 shares will vest on November 3, 2014.
(9)	4,014 shares will vest on November 3, 2014.
(10)	1,666 shares vested on January 5, 2014 and 4,014 shares will vest on November 3, 2014.
(11)	1,084 shares will vest on November 3, 2014.
(12)
6,666 shares vested on January 5, 2014, 42,071 shares vested on January 9, 2014, 7,282 shares will vest on each of January 9, 2015, January 9, 2016 and January 9, 2017, and 1,083 shares will vest on November 3, 2014.

Option Exercises and Stock Vested

The following table sets forth information regarding the shares of restricted Class B Common Stock that vested for each of the Named Executive Officers in Fiscal 2013. There were no stock options exercised by Named Executive Officers in Fiscal 2013.

	Restricted Stock Awards
Name	Number of Shares Acquired Upon Vesting (#)	Number of Shares Withheld to Cover Taxes		Value Realized on Vesting ($)(1)
Howard S. Jonas	1,605,471	—	(2)	$1,377,957	(3)
Claude Pupkin	30,488	7,334		$297,071
Geoffrey Rochwarger	38,445	9,499		$297,071	(4)
Avi Goldin	5,681	676		$47,086
Ira Greenstein	7,750	2,855		$86,838

(1)
The value of restricted stock realized upon vesting represents the total number of shares acquired on vesting (without regard to the amount of shares withheld to cover taxes) and is based on the closing price of the shares of Class B Common Stock on the vesting date.

(2)	Howard Jonas elected to pay the required taxes upon the grant of the restricted stock. No shares needed to be withheld as there was, therefore, no tax liability at the time of the vesting.
(3)
Does not include the value of the issuance of 95,559 shares of Class B Common Stock in respect of the vesting portion of a Deferred Stock Unit in equity of IDT Energy that was previously granted to Mr. Jonas as there was no value realized upon the issuance.

(4)
Does not include the value of the issuance of 7,957 shares of Class B Common Stock in respect of the vesting portion of a Deferred Stock Unit in equity of IDT Energy that was previously granted to Mr. Rochwarger as there was no value realized upon the issuance.

Except as provided for in agreements that the Company may enter into with its executive officers, any bonus compensation to executive officers will be determined by our Compensation Committee based on factors it deems appropriate, including the achievement of specific performance targets and our financial and business performance.

Equity Compensation Plan Information as of December 31, 2013.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders - 2011 Stock Option and Incentive Plan	3,443,009	$9.86	214,658

We adopted our 2011 Stock Incentive Plan to provide equity compensation to our Board of Directors, our management and our employees and consultants. Except as described above, we have not committed to make any grants under such plan.  In conjunction with the spin-off, approximately 2.4 million shares of our Class B Common Stock were distributed to holders of unvested restricted shares of Class B Common Stock of IDT, which are similarly restricted.  In addition, we issued options to purchase 50,000 shares of our Class B Common Stock in respect of outstanding options to purchase shares of Class B common stock of IDT.  Such restricted shares and options were issued under the plan.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Amended By-Laws, the authorized number of directors on the Board of Directors is between three and seventeen, with the actual number to be set, within that range, by the Board of Directors from time to time. There are currently six directors on the Board of Directors. The current terms of all of the directors expire at the Annual Meeting. Irwin Katsof is not standing for re-election, therefore only five of the six directors are standing for re-election at the Annual Meeting.

The nominees to the Board of Directors are James A. Courter, Howard S. Jonas, W. Wesley Perry, Alan Rosenthal and Allan Sass, each of whom has consented to be named in this proxy statement and to serve if elected. Each of the nominees is currently serving as a director of the Company. Brief biographical information about the nominees for directors is furnished below.

Each of these director nominees is standing for election for a term of one year until the 2015 Annual Meeting, or until his successor is duly elected and qualified or until his earlier resignation or removal. A majority of the votes cast at the Annual Meeting of Stockholders shall elect each director. Stockholders may not vote for more than five persons, which is the number of nominees identified herein. Below contains biographical information and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning particular experience, qualifications, attributes and/or skills that the Nominating Committee and the Board of Directors considered when determining that each nominee should serve as a director.

Howard S. Jonas has served as Chairman of the Board of Directors of Genie since January, 2011, when Genie was spun off from IDT Corporation (NYSE: IDT).  Also, he has served as Chief Executive Officer of Genie since January 2014 and Co-Vice Chairman of Genie Energy International Corporation since September 2009.  He has been a director of IDT Energy since June 2007 and a director of American Shale Oil Corporation LLC since January 2008. Mr. Jonas founded IDT in August 1990, and has served as Chairman of its Board of Directors since its inception. Mr. Jonas has served as Chief Executive Officer of IDT from October 2009 through December 2013 and previously served in that capacity from December 1991 until July 2001. From August 2006 until August 2011, Mr. Jonas served as a director of Starz Media Holdings, LLC, Starz Media, LLC and Starz Foreign Holdings, LLC, each of which is a subsidiary of Liberty Media Corporation. Mr. Jonas is also the founder and has been President of Jonas Media Group (f/k/a Jonas Publishing) since its inception in 1979. Mr. Jonas received a B.A. in Economics from Harvard University.

Key Attributes, Experience and Skills:

As founder of the Company and Chairman of the Board since its inception, Mr. Jonas brings extensive and detailed knowledge of all aspects of our Company and each industry in which it is involved to the Board. In addition, having Mr. Jonas on the Board provides our Company with effective leadership.

James A. Courter has served as Vice Chairman of the Board and director of Genie since August 2011. Mr. Courter served as President of IDT from October 1996 until July 2001, and as Chief Executive Officer from August 2001 to October 2009. Mr. Courter served as a director of IDT from March 1996 to October 2011, and served as Vice Chairman of the Board of Directors of IDT from March 1999 to October 2011. Mr. Courter has served as Co-Vice Chairman of the board of directors of Genie Energy International Corporation since September 2009.  Mr. Courter has been a senior partner in the New Jersey law firm of Courter, Kobert & Cohen since 1972. He was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand from January 1994 to September 1996. Mr. Courter was a member of the U.S. House of Representatives for twelve years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President’s Defense Base Closure and Realignment Commission. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

Key Attributes, Experience and Skills:

Mr. Courter’s experience as a U.S. Congressman for twelve years positions him to provide guidance in government relations. Moreover, Mr. Courter’s fourteen year tenure with IDT (eight of which was as Chief Executive Officer) affords him extensive knowledge of our various businesses, and experience running of a company with diverse holdings and operations. Mr. Courter also brings leadership oversight to the Board.

W. Wesley Perry has served as a director of Genie since October 2011. He has also served as a director of Genie Energy International Corporation since September 2009. Mr. Perry served as a director of IDT Corporation from September 2010 to October 2011. Mr. Perry owns and operates S.E.S. Investments, Ltd., an oil and gas investment company since 1993. He has served as CEO of E.G.L. Resources, Inc. since July 2008 and served as its President from 2003 to July 2008. Mr. Perry has served as Chairman of the board of directors of Genie Energy International Corporation since September 2009. Mr. Perry has been a director of United Trust Group (OTC:UTGN) since June 2001 and has served on its Audit Committee since June 2002. He has served as a director of American Capitol Insurance Company and Texas Imperial Life Insurance Company since 2006. He served as a director of Western National Bank from 2005 to 2009. Mr. Perry served as an at-large councilperson on the Midland City Council from 2002 to 2008. He was the Mayor of Midland, Texas, from January 2008 through January 2014. He is the President of the Milagros Foundation and a board member of the Abel-Hangar Foundation. He has a Bachelor of Science degree in Engineering from University of Oklahoma.

Key Attributes, Experience and Skills:

Mr. Perry’s history in the oil and gas industry demonstrates his significant experience in and knowledge of our unconventional oil and gas business. Mr. Perry’s strong financial background, including his service as chairman of the audit committee of United Trust Group, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance and accounting.

Alan B. Rosenthal has served as a director of Genie since October 2011. Dr. Rosenthal is the founding and managing partner of ABR Capital Financial Group LLC, an investment fund, founding partner and owner of NorthStar Travel, founding partner of Alaska Business Monthly and founding partner and owner of Master Dental Alliance. Dr. Rosenthal is an assistant clinical professor of Micro-Neurosurgical Treatment of Oral Pathology at New York University. Dr. Rosenthal is a board member of Yeshiva University and served on the board of directors of IDT Corporation from 1994 through1996. He has a Bachelor of Science degree from Rutgers University and a DMD from the University of Pennsylvania.

Key Attributes, Experience and Skills:

Dr. Rosenthal’s strong financial background as founding partner and owner of various businesses provides financial expertise to the Board, including an understanding of financial statements, corporate finance and accounting.

Allan Sass, PhD has served as a director of Genie since October 2011. Mr. Sass is the former President and Chief Executive Officer of Occidental Oil Shale Corporation, a subsidiary of Occidental Petroleum. He is a member of the Editorial Board of the technical journal, In-Situ. Mr. Sass has a Bachelor of Science in Chemical Engineering from Cooper Union and a Master of Science and PhD in Chemical Engineering from Yale University.

Key Attributes, Experience and Skills:

Mr. Sass’ history in the oil shale industry demonstrates his significant experience in and knowledge of our unconventional oil and gas business. His extensive scientific background and significant experience in the oil shale industry provides assistance in the oversight of the Company’s oil shale business, in particular the Company’s research and development efforts.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors, Director Nominees, Executive Officers and Key Personnel

The executive officers, directors, director nominees and certain key personnel of the Company are as follows:

Name	Age	Position
Howard S. Jonas	57	Chairman of the Board of Directors, Director, Director Nominee and Named Executive Officer
James A. Courter	72	Vice Chairman of the Board of Directors, Director and Director Nominee
Avi Goldin	36	Chief Financial Officer and Named Executive Officer
Geoffrey Rochwarger	43	Vice Chairman and Named Executive Officer
Ira Greenstein	53	President
Claude Pupkin	52	Senior Vice President and Named Executive Officer
Irwin Katsof	59	Director
W. Wesley Perry	57	Director and Director Nominee
Alan B. Rosenthal	60	Director and Director Nominee
Allan Sass	74	Director and Director Nominee
Alan K. Burnham	63	Chief Technology Officer, AMSO, LLC
Harold Vinegar	64	Chief Scientist, IEI

Set forth below is biographical information with respect to the Company’s current executive officers and key personnel except Howard S. Jonas, whose information is set forth above under Proposal  No. 1:

Avi Goldin has served as Chief Financial Officer of Genie since August 2011 and served as Vice President of Corporate Development of IDT Corporation from May 2009 through October 2011. Mr. Goldin originally joined IDT in January 2004 and held several positions within IDT and its affiliates before leaving to join CayComm Media Holdings, a telecommunications acquisition fund, where he served as Vice President, Finance. Mr. Goldin rejoined IDT in May 2009 as Vice President of Corporate Development. Prior to joining IDT, Mr. Goldin served as an Investment Analyst at Dreman Value Management, a $7 billion asset management firm and an Associate in the Satellite Communications group at Morgan Stanley & Co. Mr. Goldin holds an MBA from the Stern School of Business of New York University, a BA in Finance from the Syms School of Business of Yeshiva University and is a Chartered Financial Analyst (CFA).

Geoffrey Rochwarger has served as Vice Chairman of Genie since August 2011, Chief Executive Officer of IDT Energy since January 2007, as Chairman of IDT Energy since June 2007 and as Chief Executive Officer of Genie Israel Holdings Ltd. since 2013. From 2004 to 2009, Mr. Rochwarger served as President and Director of IDT Capital, Inc., the then business incubator for IDT. Prior to 2004, Mr. Rochwarger has held various positions at IDT Corporation and its affiliates. Mr. Rochwarger received a B.A. in Economics at Yeshiva University in 1992. Mr. Rochwarger is not a member of the Board of Directors of the Company.

Ira Greenstein has served as President of Genie since December 2011. Mr. Greenstein currently also serves as Counsel to the Chairman of IDT Corporation and served as the President of IDT from 2001 through 2011 and Counsel to the Chairman of IDT in 2000 and 2001. He has served as a Director of IDT and General Counsel and Secretary of IDT's subsidiary, Net2Phone, Inc. Prior to joining IDT, Mr. Greenstein was a partner in Morrison & Foerster LLP, where he served as the Chairman of that firm’s New York Office’s Business Department. Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP and served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. Mr. Greenstein serves as Chairman of the Boards of Directors of Ohr Pharmaceuticals, Inc. (NasdaqCM:OHRP) and Nano Vibronix, Inc. He also serves on the Boards of Directors of Arista Power, Inc. (OTCBB: ASPW), Document Security Systems, Inc. (NYSE Mkt:DSS) and Regal Bank of New Jersey. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School where he serves as a member of the Dean's Council.

Claude Pupkin has served as Senior Vice President of Genie Energy Ltd. since January 2014 and as President, Treasurer and Secretary of AMSO LLC since April 2008.  Mr. Pupkin also served as Chief Executive Officer of Genie Energy Ltd. from August 2011 through December 2013, Chief Executive Officer of Genie Oil and Gas, Inc. from November 2010 through February 2014, Chief Executive Officer of Genie Energy International Corporation from September 2009 through February 2014, and as Chief Executive Officer of Genie Mongolia, Inc. from October 2012 through February 2014.

Previously, Mr. Pupkin served as Executive Vice President of IDT Corporation from December 2008 until Genie Energy was spun off from IDT in October 2011. Mr. Pupkin joined IDT in January 2003 and has held several other positions with IDT including Senior Vice President of Corporate Development. Before joining IDT, Mr. Pupkin was the Executive Vice President of Finance and Corporate Development for Net2Phone, which was a publicly-traded affiliate of IDT that IDT fully acquired in March 2006. In that role, Mr. Pupkin led a follow-on public equity offering for Net2Phone in 2003. Prior to joining Net2Phone, Mr. Pupkin’s career included more than 17 years of finance, investment banking and accounting experience. Immediately prior to joining Net2Phone, Mr. Pupkin led JP Morgan Chase’s Latin America Telecommunications, Media and Technology Investment Banking business. He also worked for several years at Morgan Stanley & Co. and Citibank as an investment banker, assisting companies in raising capital from the debt and equity markets and executing strategic transactions. He began his professional career as a CPA with Ernst & Young. Mr. Pupkin holds an MBA from The Wharton School of the University of Pennsylvania, an MA in International Studies from the University of Pennsylvania and a Bachelor Degree in Accounting from the University of Maryland, College Park where he graduated Summa Cum Laude. Mr. Pupkin is fluent in Spanish and Portuguese.

Alan K. Burnham, PhD has served as Chief Technology Officer, American Shale Oil, LLC since March 2008. Prior to his position as CTO of AMSO, LLC, Dr. Burnham was employed at the Livermore National Laboratory (LLNL) in the areas of oil shale processing, petroleum geochemistry, laser fusion targets and large optics for the National Ignition Facility, and energetic materials. Dr. Burnham has published three patents and approximately 250 journal articles, conference proceedings, and publicly available LLNL technical reports. He has been active in numerous professional societies and won a Federal Laboratory Consortium award for excellence in technology transfer in 1990. Dr. Burnham received his BS in Chemistry from Iowa State University and a PhD in Physical Chemistry from the University of Illinois at Champaign-Urbana.

Harold Vinegar, PhD has served as Chief Scientist of IEI since December 2008. Prior to his position as Chief Scientist of IEI, Dr. Vinegar was Chief Scientist, Physics, of Royal Dutch Shell. Dr. Vinegar spent 32 years at Shell’s Bellaire Technology Center in Texas working on novel hydrocarbon exploration and production technologies. Dr. Vinegar has spent almost 30 years in developing novel thermal recovery processes to unconventional resources. Dr. Vinegar is a co-inventor of Shell’s In situ Conversion and In situ Upgrading Processes (ICP and IUP) that have been piloted successfully in Colorado oil shale and Alberta tar sands. Dr. Vinegar was elected a Fellow of the American Physical Society in 1999, cited “for contributions to the science and technology of oil exploration and environmental remediation, particularly thermal methods for extracting hydrocarbons from the ground and for applications of NMR methods to well logging.” In addition, Dr. Vinegar has published over 270 patents and 50 publications in fields such as the complex conductivity of shaly sands; Xray CT, NMR spectroscopy and NMR imaging of cores; NMR well logging; microseismic imaging of hydraulic fractures; and wireless power and communications for intelligent wells. In 2005, Dr. Vinegar was elected to the National Academy of Engineering. Dr. Vinegar received his BA in Physics from Columbia University and his MA and PhD degrees in physics from Harvard University.

PROPOSAL NO. 2

APPROVAL OF THE GRANT OF
OPTIONS TO PURCHASE SHARES OF CLASS B COMMON
STOCK OF THE COMPANY TO HOWARD S. JONAS

The Company’s stockholders are being asked to approve the action of the Compensation Committee of the Board of Directors in granting options to purchase up to 3,000,000 shares of the Company’s Class B Common Stock to Howard S. Jonas, Chairman and Chief Executive Officer of the Company.

On December 12, 2013, the Compensation Committee of the Board of Directors approved the grant of options to purchase 3,000,000 shares of Class B Common Stock to Howard S. Jonas, the Company’s Chairman of the Board and Chief Executive Officer.  The proposed grant of stock options is in lieu of cash base compensation (although Mr. Jonas does receive a cash base salary in an amount not to exceed $50,000 per annum in order to allow Mr. Jonas to participate in the Company’s employee benefits programs and certain other matters) for the five-year period from January 1, 2014 to December 31, 2018.  The options vest in five equal annual installments, commencing on December 15, 2014, with an expiration date of ten years from the grant date.

The options were not granted under the Company’s 2011 Stock Option and Incentive Plan. The options have an exercise price of $10.30 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE GRANT OF THE OPTIONS AS DESCRIBED ABOVE.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked to ratify the Board of Directors’ appointment of BDO USA, LLP (“BDO”) for the Fiscal Year ending December 31, 2014.

BDO has served the Company as its independent registered public accounting firm since 2013. The Audit Committee of the Board of Directors has appointed BDO as the Company’s independent registered public accounting firm for Fiscal 2014. Neither the Company’s governing documents nor applicable law require stockholder ratification of our independent registered public accounting firm. However, the Audit Committee will consider the results of the stockholder vote for this proposal and, in the event of a negative vote, will review any future selection of BDO. Even if BDO’s appointment is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

We expect that representatives for BDO will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

Grant Thornton LLP (“GT”) was the Company’s independent registered public accounting firm for Fiscal Year ended December 31, 2012. On July 29, 2013, the Company notified GT that the Company was dismissing GT as its independent registered public accounting firm, effective immediately.  The Audit Committee of the Board of Directors approved the dismissal of GT as the Company’s independent registered public accounting firm.

GT’s report on the Company’s consolidated financial statements as of December 31, 2012 and 2011 and for the year ended December 31, 2012 and for the five-month transition period ended December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for referring to the work of other auditors, for the audits of the financial statements of American Shale Oil, LLC, (an entity in which the Registrant owns an interest and with respect to which the Registrant employs an equity method) as of December 31, 2012 and 2011 and for the year ended December 31, 2012 and for the five-month transition period ended December 31, 2011.

During the year ended December 31, 2012, the five-month transition period ended December 31, 2011, and the subsequent period through July 29, 2013, there were no disagreements  between the Registrant and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of the disagreements in connection with its report on the Registrant’s financial statements for such periods.

During the year ended December 31, 2012, the five-month transition period ended December 31, 2011, and the subsequent period through July 29, 2013, there were no “reportable events”, as defined in Regulation S-K Item 304(a)(1)(v).

The Company had previously provided GT with a copy of the above disclosures and requested that GT furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. To date, due to a dispute as to amounts billed by GT to the Company, GT has declined to provide the Registrant with the requested letter.

Zwick and Banyai, PLLC (“Zwick”) was the Company’s independent registered public accounting firm for Fiscal Year ended December 31, 2011.  On March 19, 2012, the Company notified Zwick that the Company was dismissing Zwick as its independent registered public accounting firm, effective immediately. The Audit Committee approved the dismissal of Zwick as the Company’s independent registered public accounting firm on March 19, 2012.

Zwick’s report on the Company’s consolidated financial statements for the two fiscal years ended July 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended July 31, 2011 and 2010, the Interim Period and the subsequent period through March 19, 2012, there were no disagreements between the Company and Zwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Zwick, would have caused Zwick to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements for such years.

During the two fiscal years ended July 31, 2011 and 2010, the Interim Period and the subsequent interim period through March 19, 2012, there were no “reportable events”, as defined in Regulation S-K Item 304(a)(1)(v).

The Company had previously provided Zwick with a copy of the above disclosures and requested that Zwick furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of the letter from Zwick was filed as an exhibit to Form 8-K filed with the Securities and Exchange Commission by the Company on March 22, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered by BDO for Fiscal Year ended December 31, 2013:

Fiscal Year Ended December 31, 2013
Audit Fees	$297,079	(1)
Audit Related Fees	—
Tax Fees	—
All Other Fees
Total	$297,079

(1)
Audit fees for the audit work performed on the consolidated financial statements for the year ended December 31, 2013, including fees for the review of the Company’s quarterly financial statements for the second and third quarters of Fiscal 2013.

The following table presents fees billed for professional services rendered by Grant Thornton LLP for Fiscal Years ended December 31, 2012 and December 31, 2013:

Fiscal Year Ended December 31	2013		2012
Audit Fees(1)	$45,150	(1)	$447,500	(2)
Audit Related Fees(2)	—		—
Tax Fees	—		—
All Other Fees	52,500	(3)	3,000	(4)
Total	$97,650		$450,500

(1)	Audit fees for the work performed on the review of the Company’s consolidated financial statements for the first quarter of Fiscal 2013.
(2)
Audit fees for the audit work performed on the consolidated financial statements for the year ended December 31, 2012, including fees for the review of the Company’s quarterly financial statements in Fiscal 2012, and for the audit of the Interim Period.

(3)	Audit related fees for the audit work performed on the financial statements of the Company’s subsidiary Genie Oil and Gas, Inc. for the year ended December 31, 2012.
(4)	Fees for services performed in connection with the Company’s tender offer.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Grant Thornton LLP.

The following table presents fees billed for professional services rendered by Zwick and Banyai, PLLC for the Fiscal Year ended December 31, 2012:

	Fiscal Year ended December 31, 2012
Audit Fees	$—
Audit Related Fees	—
Tax Fees	3,200	(1)
All Other Fees	—
Total	$3,200

(1)	Fees for preparing a tax return of one of the Company’s subsidiaries.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in Fiscal 2013 and Fiscal 2012.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the PCAOB’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which can be found on the Company’s website at genie.com/governance.php. The Committee reviews its charter on an annual basis. The Board of Directors annually reviews the NYSE listing standards’ definition of independence for Audit Committee members and has determined that each member of the Committee meets that standard. The Board of Directors has also determined that W. Wesley Perry qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm for Fiscal 2013, BDO, is responsible for performing independent audits of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The Committee has reviewed and discussed with the Company’s management the financial statements of the Company for Fiscal 2013, as well as the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2013, and has discussed with BDO the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communication with Audit Committees.” In addition, BDO has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with BDO its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2013, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. Wesley Perry – Chairman and Financial Expert Alan Rosenthal Allan Sass

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Act, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report, as well as any charters op policies referenced within this Proxy Statement, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

OTHER INFORMATION

Submission of Proposals for the 2015 Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2015 annual meeting of stockholders must submit such proposals in writing to the Corporate Secretary of the Company at 550 Broad Street, Newark, New Jersey 07102, which proposals must be received at such address no later than December 15, 2014.  In addition, any stockholder proposal submitted with respect to the Company’s 2015 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and, therefore, will not be included in the relevant proxy materials, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s Corporate Secretary after February 28, 2015.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s 2013 Annual Report on Form 10-K may be obtained by contacting Bill Ulrey, Vice President–Investor Relations and External Affairs, by phone at (973) 438-3838, by mail addressed to Bill Ulrey, Vice President–Investor Relations and External Affairs, at 550 Broad Street, Newark, NJ 07102, or may be requested through the Investor Relations section of our website: http://genie.com/investor_relations.php under the Request Info tab.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

April 11, 2014

Joyce Mason
Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF
GENIE ENERGY LTD.

May 7, 2014

Important Notice Regarding the Availability of Proxy Materials for the Genie Energy Ltd.
Stockholders Meeting to be Held on May 7, 2014:

The Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report are available at:

www.genie.com/ir

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” THE LISTED NOMINEES, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. Election of Directors: NOMINEES: James A. Courter Howard S. Jonas W. Wesley Perry Alan Rosenthal Allan Sass	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	2. To approve the grant of options to purchase shares of Class B common stock of the Company to Howard S. Jonas, Chairman and Chief Executive Officer of the Company.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				3. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending December 31, 2014.	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder ____________________	Date: _________, 2014	Signature of Stockholder ____________________	Date: __________, 2014

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Electronic Distribution

If you would like to receive future GENIE ENERGY LTD. proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GENIE ENERGY LTD.
550 Broad Street, Newark, New Jersey 07102
(973) 438-3500
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 7, 2014

The undersigned appoints Howard S. Jonas and Joyce J. Mason, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Genie Energy Ltd. to be held at the Marriott Courtyard Newark Downtown, 858 Broad Street, Newark, NJ 07102 on May 7, 2014 at 10:30 a.m., and any adjournment or postponement of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND PROPOSAL 3 LISTED ON THE REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

GENIE ENERGY LTD.

May 7, 2014

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -	COMPANY NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	ACCOUNT NUMBER

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” THE LISTED NOMINEES, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. Election of Directors: NOMINEES: James A. Courter Howard S. Jonas W. Wesley Perry Alan Rosenthal Allan Sass	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	2. To approve the grant of options to purchase shares of Class B common stock of the Company to Howard S. Jonas, Chairman and Chief Executive Officer of the Company.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				3. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending December 31, 2014.	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder ____________________	Date: ________, 2014	Signature of Stockholder ____________________	Date: _________, 2014

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.